Exhibit 4.19

EXECUTION VERSION

Privileged and Confidential

Master Agreement for Transitional Services
relating to the deconsolidation of Fresenius Medical Care AG & Co. KGaA

Dated 30 November 2023

FRESENIUS SE & CO. KGAA

and

FRESENIUS MEDICAL CARE AG & CO. KGAA

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9.2	Service Termination by the Service Recipient	16
9.3	Service Termination by the Service Provider	17
9.4	Termination for Financial Distress	17
9.5	Information Obligation	17
9.6	Termination for Breach	17
9.7	Termination for Force Majeure	18
9.8	Non-Payment of the Service Charges	18
9.9	Termination for Cause	18
9.10	Stranded Costs	18
9.11	Survival of Rights on Termination or Expiry	18
9.12	Equipment	19
9.13	Termination of Intercompany Agreements	19

10	Liability	19

10.1	Unlimited Liability	19
10.2	Limited Liability	19
10.3	Time Limitation	20

11	Insurance	20

12	Affiliated Recipients, centralized loss and parent company guarantee	20

12.1	Services to Affiliated Recipients	20
12.2	Centralized loss	21
12.3	Parent company guarantee	22

13	Governance	22

13.1	Relationship Managers	22
13.2	Meetings	22

14	Dispute Resolution	22

14.1	Amicable Resolution	22
14.2	Expedited Resolution	23
14.3	Interim Relief	23

15	Intellectual Property Rights	23

15.1	Service Provider’s Ownership and Licence	23
15.2	Service Recipient’s Ownership and Licence	24

16	Data Protection	24

17	Confidentiality	24

17.1	Duty of Confidentiality	24
17.2	Exceptions	24
17.3	Parties	25
17.4	Ringfencing of information	25

18	Force Majeure	26

18.1	No Liability	26
18.2	Termination Right	26

19	Employees	26

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19.1	Responsibility for Employees and External Staff	26
19.2	Transfer of Employees / Indemnification	27
19.3	Transfer of Function Employees after the Service Term	28

20	Other Provisions	29

20.1	Sub-Contractors	29
20.2	Whole Agreement	29
20.3	Variation	29
20.4	Carry Forward of Rebates	30
20.5	Publicity and Public Announcements	30
20.6	Further Assurances	30
20.7	Assignment	30
20.8	Waiver	30
20.9	Notices	30
20.10	Invalidity	31
20.11	Counterparts	31
20.12	Independent Contractor	32
20.13	Governing Law and Arbitration	32

Master Schedule 1 Definitions and Interpretation		34

Master Schedule 2 Template Individual TSA		1

Master Schedule 3 Envisaged Individual TSAs		8

Master Schedule 4 FDT IT Services		10

Master Schedule 5 Change Procedure		38

Master Schedule 6 Envisaged Migration Steps		40

Master Schedule 7 Migration Cost Estimates		41

Master Schedule 8 Data Transfer Framework Agreement		42

Master Schedule 9 [Intentionally omitted]		43

Master Schedule 10 Form of Certificate of Performance		44

Master Schedule 11 Form of Certificate of Receipt		45

Master Schedule 12 Cost Breakdown		46

Master Schedule 13 Internal Controls		47

Master Schedule 14 Function Employees Transfer		51

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This Master Agreement on the Provision of Transitional Services (the “Master TSA”) is entered into by and between

(1)

Fresenius SE & Co. KGaA, a German partnership limited by shares (Kommanditgesellschaft auf Aktien) with registered office in Bad Homburg v. d. Höhe, Germany, and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Bad Homburg v. d. Höhe, Germany, under registration number HRB 11852 (“FSE”); and

(2)

Fresenius Medical Care AG & Co. KGaA (now: Fresenius Medical Care AG), with registered office in Hof (Saale), Germany, and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Hof (Saale), Germany, under registration number HRB 4019 (now: HRB 6841) (“FME”).

FSE and FME are individually also referred to as a “Party” and jointly as the “Parties”.

Preamble

(A)

FSE and FME plan to deconsolidate FME Group from FSE Group by changing FME’s legal form from a partnership limited by shares (Kommanditgesellschaft auf Aktien) to the legal form of a stock corporation (Aktiengesellschaft) under German law (the “Conversion”). As a result of the Conversion, FME Group will be separated from FSE Group pursuant to, among others, that certain group separation agreement made between FSE and FME in connection with the Conversion (the “Group Separation Agreement”).

(B)	The Parties envisage that following completion of the Conversion the provision of certain services on a transitional basis will be required.
(C)

FSE and certain companies of FSE Group have agreed to provide or procure the provision of certain transitional services to FME and certain companies of FME Group, and FME and certain companies of the FME Group have agreed to provide or procure the provision of certain transitional services to FSE and certain companies of FSE Group as of the Conversion Effective Date, in accordance with and subject to the terms of this Master TSA.

Now, therefore, it is agreed as follows:

1	Definitions and Interpretation

In this Master TSA, the definitions and rules of interpretation set forth in Master Schedule 1 (Definitions and Interpretation) shall apply.

2	Structure and Individual TSAs
2.1	Master TSA and Individual TSAs
2.1.1	This Master TSA sets the framework for the delivery of the Services by the Service Providers to the Service Recipients.
2.1.2	Subject to Clause 2.2 (Conclusion of Individual TSAs), this Master TSA grants
(i)	FME the right to request from FSE the conclusion of agreements which provide for
(a)	the delivery of Services to FME itself; or

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(b)	the delivery of Services to any other Service Recipient identified by FME in its request made to FSE for the conclusion of such agreement.
(ii)	FSE the right to request from FME the conclusion of agreements which provide for
(a)	the delivery of Services to FSE itself; or
(b)	the delivery of Services to any other Service Recipient identified by FSE in its request made to FME for the conclusion of such agreement.

Each agreement described in Clauses 2.1.2(i) and 2.1.2(ii) (Master TSA and Individual TSA) above is hereinafter referred to as an Individual Agreement for Transitional Services (“Individual TSA”).

2.2	Conclusion of Individual TSAs
2.2.1

Conclusion of Individual TSAs shall not unduly increase the efforts required by the Parties, the FSE Group companies and the FME Group companies in connection with the performance of the Individual TSAs compared to the effort associated with the performance of the corresponding service agreements in place prior to the Conversion Effective Date, subject to the adaption of Services to reflect (i) that the Individual Parties are no longer part of the same Group and (ii) organic development of the business of the Service Recipient.

2.2.2	An overview of the Individual TSAs concluded or envisaged to be concluded with effect from the Conversion Effective Date is attached as Master Schedule 3 (Envisaged Individual TSAs).
2.2.3	Omitted Services
(i)

In the event that within six (6) months after the Conversion Effective Date, a Party notifies the other Party of a service which is not included in the Individual TSA(s) to which a member of the notifying Party’s Group is a party, but was provided in the Reference Period to a member of the notifying Party’s Group by a member of the notified Party’s Group and, in each case such service:

(a)	has not been agreed to be excluded from the Services to be provided under any Individual TSA or otherwise constitutes an Excluded Service;
(b)	cannot reasonably (aa) be provided by the relevant member of the notifying Party’s Group or (bb) sourced by it from a third party on short notice;
(c)

is reasonably required by the relevant member of the notifying Party’s Group in order to continue to operate its business on substantially the same basis as it was operated prior to the Conversion Effective Date (including any organic development of the business); and

(d)	can be provided by the notified Party or its Affiliate without undue increase of effort, provided that Clause 2.2.1 shall apply mutatis mutandis;

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(each, an “Omitted Service”) and requests continued provision of such Omitted Service, the notified Party’s Group shall provide such Omitted Service to the relevant member of the notifying Party’s Group as a Service, subject to agreement in good faith on the term and conditions on which such Omitted Service shall be continued to be provided and the adaption of Services to reflect (i) that the Individual Parties are no longer part of the same Group and (ii) organic development of the business of the Service Recipient. Clause 5 shall apply accordingly.

(ii)

For each Omitted Service, the Parties shall agree on a Service Description substantially in the form as attached to the template Individual TSA in Master Schedule 2 (Template Individual TSA). Unless otherwise agreed by the Parties:

(a)

The Service Charge for the Omitted Service shall be equivalent to the fully allocated cost to the Service Provider of providing that Omitted Service (as such cost may vary from time to time during the term of the Master TSA) plus the margin required to comply with applicable Tax law and the transfer pricing policies of the Service Provider applicable from time to time (“Cost Plus Basis”);

(b)	the service levels achieved on average in the Reference Period shall be the benchmark for the negotiations on the Agreed Service Levels; and
(c)

the Service Term shall be the minimum period necessary for the Service Recipient to transition away from the Omitted Service and, unless otherwise agreed, not longer than the longest Service Term for any other Service provided by the same Service Provider.

(iii)

Once a Service Description and a corresponding Individual TSA is agreed for an Omitted Service, such Omitted Service shall be deemed a Service. As long as a Service Description for an Omitted Service or the corresponding Individual TSA is not agreed, the notified Party’s Group shall not be under an obligation to provide the requested Omitted Service.

(iv)	Clauses 2.2.6, 2.2.7 and 2.2.9 (Conclusion of Individual TSAs) shall apply accordingly.
2.2.4

In the event that FSE Group companies or FME Group companies contemplate to divest a (i) Service Recipient or Affiliated Recipient such that the Service Recipient or Affiliated Recipient ceases to be a member of the FSE Group or FME Group, respectively; or (ii) business of a Service Recipient or Affiliated Recipient that used Services, upon request of FSE (in case of a divestiture of an FSE Group company or business) or FME (in case of a divestiture of an FME Group company or business), FSE or FME, as applicable, shall continue to provide Services to the requesting Party’s Group for distribution to the divested company or business for a term of up to twelve (12) months but at maximum for the duration for which the relevant Service is to be provided to the requesting Party’s Group under the applicable Individual TSA, subject to agreement in good faith on terms and conditions on which such Services shall be continued to be provided and such amendments as are necessary to reflect that the divested company or business no longer is an Affiliate of FSE or FME, as applicable.

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2.2.5

Following the receipt by FSE of a request by FME, and following the receipt by FME of a request by FSE, in each case according to Clause 2.1.2 (Master TSA and Individual TSA), for the conclusion of an Individual TSA, the Parties shall consult with each other in order to determine whether the principles agreed in this Clause 2.2 (Conclusion of Individual TSAs) are complied with by the request made for the conclusion of an Individual TSA. In making such determination the Parties shall take into account any Individual TSAs

(i)	already concluded on the basis of requests previously made by each of the Parties for the conclusion of Individual TSAs; and
(ii)	which are likely to be concluded due to foreseeable future requests of each of the Parties for the conclusion of Individual TSAs.

Any disagreement over the compliance with the principles agreed in this Clause 2.2 (Conclusion of Individual TSAs) of the request for the conclusion of an Individual TSA, shall be treated as a Dispute and resolved in accordance with Clause 14 (Dispute Resolution).

2.2.6

Each of the Parties shall – upon receipt of a request from the respective other Party for the conclusion of an Individual TSA pursuant to Clause 2.1.2 (Master TSA and Individual TSA) – have the right to identify one (1) or more Service Provider(s) for the conclusion of the pertinent Individual TSA(s) addressing such request. FSE shall execute or procure that the relevant Group company executes and FME shall execute or procure that the relevant Group company executes the Individual TSA.

2.2.7

This Master TSA does only provide for the conclusion of Individual TSAs. This Master TSA does not provide for an obligation to deliver any Services and to pay the Service Charges for the receipt of such Services. All Services shall only be provided by the respective Service Provider to the respective Service Recipient, and all Service Charges shall only be paid by the respective Service Recipient to the respective Service Provider, in accordance with the pertinent Individual TSA once entered into by such local parties (the “Individual Parties”).

2.2.8

FSE and FME may (in their discretion) agree that services other than Services (including Omitted Services) shall be provided (“Additional Service”). In such case Clauses 2.2.6, 2.2.7 and 2.2.9 (Conclusion of Individual TSAs) shall apply accordingly and once the respective Individual TSA is agreed for an Additional Service, such Additional Service shall be deemed a Service under the respective Individual TSA.

2.2.9

The Parties will update Master Schedule 3 (Envisaged Individual TSAs) in due course following the conclusion of an Individual TSA in accordance with the provisions of this Clause 2 (Structure and Individual TSAs).

2.3	Terms and Conditions for Individual TSAs
2.3.1

The terms and conditions of each Individual TSA concluded in accordance with the provisions of this Clause 2 (Structure and Individual TSAs) are set forth in Master Schedule 2 (Template Individual TSA).

2.3.2	If
(i)	FSE is not a party to an Individual TSA, FSE shall ensure – to the extent permitted by applicable law – that FSE Group companies only conclude and

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maintain Individual TSAs which essentially reflect the terms and conditions set forth in Master Schedule 2 (Template Individual TSA); and

(ii)

FME is not a party to an Individual TSA, FME shall ensure – to the extent permitted by applicable law – that FME Group companies only conclude and maintain Individual TSAs which essentially reflect the terms and conditions set forth in Master Schedule 2 (Template Individual TSA) respectively it being understood, however, that the Individual Parties shall be free to amend their respective Individual TSA to the extent required due to mandatory applicable laws and regulations. For clarity: A person, which is not a Party, shall not have an obligation under this Master TSA (kein Vertrag zulasten Dritter).

2.3.3

The Services to be provided are described in each Individual TSA. The Individual TSAs also identify the relevant Service Provider(s) and the relevant Service Recipient(s) as well as (among others) the relevant Service Term, the Agreed Service Levels and the Service Charge.

2.4	Payment Factory Services

FME shall (regardless of fault) indemnify and hold harmless FSE and FSE Group Companies from and against any claim or demand made against FSE or any FSE Group Companies by FME or any FME Group Companies in connection with the relevant agreement regarding payment factory services between FSE or any FSE Group Companies on one hand and FME or any FME Group Companies on the other hand, always provided that this shall not affect any rights or obligations under the relevant agreements regarding payment factory services which may have accrued prior to the Conversion Effective Date. For the avoidance of doubt, Clause 10 (Liability) shall not apply to the preceding sentence. For clarity: This Clause 2.4 shall not apply to claims of FME in connection with Individual TSA 2 (CF/GT).

3	Services
3.1	Provision and Use of Services
3.1.1	The Service Provider shall provide each Service to the Service Recipient from the applicable Service Commencement Date for the duration of the relevant Service Term.
3.1.2

Each Service other than an Additional Service shall be provided substantially with the same scope, in substantially the same manner and format and up to substantially the same volumes as the existing service was most recently provided during the twelve (12) months period prior to the Conversion Effective Date (“Reference Period”), subject to such amendments as are necessary to reflect that the Service Recipient no longer is an Affiliate of the Service Provider.

3.1.3

The Service Recipient shall exclusively use the Services for the continuation of the business conducted by it prior to the Conversion Effective Date (including any organic development of the business) and not for any other business or purpose. To the extent expressly provided in the relevant Service Description, the Service Recipient shall be entitled to request provision of the Services under the relevant Service Description to the Service Recipient and all of the Service Recipient’s subsidiaries at the Conversion Effective Date, in each case to the extent services similar to such Services were most recently provided to them prior to the Conversion

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Effective Date (“Affiliated Recipients”). The Affiliated Recipients shall not have any claims vis-à-vis the Service Provider.

3.2	Standard of Service
3.2.1	The Service Provider shall provide each Service
(i)

to the service standard and service levels explicitly set forth in the relevant Service Description (the “Agreed Service Levels”), unless the Individual TSA clearly states that the standard and service levels pursuant to Clause 3.2.1(ii) shall apply in addition to the Agreed Service Levels; or

(ii)	absent Agreed Service Levels
(a)	to the standard and service levels to which it was on average provided during the Reference Period; and
(b)	with the same standard of care as applied in its own business (Sorgfalt in eigenen Angelegenheiten).
3.2.2

The Parties acknowledge that the Service Provider is not a professional provider of services to unaffiliated third parties and, hence, does not have in place contingency and back-up resources as a professional provider would typically have and shall not be under an obligation to provide for Services or parts of Services that cannot be provided by the Service Provider due to resource constraints (e.g., due to sickness of or termination by Service Employees). The Service Provider shall (i) notify the Service Recipient of any resource constraints as soon as reasonably possible once the Service Provider becomes aware that the provision of Services may be affected; and (ii) use reasonable efforts (a) in accordance with past practice to avoid resource constraints (e.g., by planning annual leaves accordingly, and it being understood that (aa) the Service Provider is not obliged to procure, maintain or replace resources internally; (bb) where the Service Provider becomes aware that internal or external resources maintained by the Service Provider have or will become unavailable, the Parties shall in good faith agree on appropriate alternative arrangements, taking in particular into account whether it is more suitable in light of the provision of the affected Services and their Migration if the Service Provider or the Service Recipient replaces the resources and if the replacement should be made through internal or external resources; and (cc) any increase in cost due to the replacement of resources maintained by the Service Provider shall be borne by the Service Provider, unless the requirement to replace resources was caused by reasons other than the Service Provider’s material non-compliance with past practice) and (b) to mitigate any resource constraints.

3.2.3	The Service Provider shall ensure that, in connection with the allocation of resources and facilities used to perform the Services other than Additional Services as between
(i)	the Service Recipient and
(ii)	members of the Service Provider’s Group receiving similar services,

the Service Provider affords the Service Recipient no lower priority and treatment than the Service Provider provided to the Service Recipient in the Reference Period. The Service Provider shall ensure that, in connection with the allocation of resources and facilities used to perform the Additional Services, the Service Provider affords

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the Service Recipient priority and treatment on terms substantially equal to those afforded to members of the Service Provider’s Group.

3.2.4

A Service Provider shall not be under an obligation to provide a Service, if and to the extent provision of the Service would infringe applicable law. Any disagreement whether provision of a Service would infringe applicable law shall be treated as a Dispute and resolved in accordance with Clause 14 (Dispute Resolution).

3.2.5

A Service Provider shall not be under an obligation to provide a Service, if and to the extent resources, which were used to provide similar services in the Reference Period, transfer to the Service Recipient or any of its Affiliates (before or after the Service Commencement Date).

3.3	FDT IT Services

If the Individual Parties agree upon the provision of FDT IT Services, the stipulations in Master Schedule 4 (FDT IT Services) shall apply in addition to the stipulations of the relevant Individual TSA.

4	Change Management
4.1	Unilateral Changes

Where the Service Provider:

4.1.1	wishes to make a Minor Change;
4.1.2	needs to make a change to a Service to ensure the proper security of its systems or its compliance with applicable law;
4.1.3

changes policies applicable to the Service or the way it provides services similar to Services to other members of the Service Provider’s Group, unless the change would have a not only immaterial adverse effect on the service standard and service levels; or

4.1.4

modifies or changes any hard- or software, or amends any system, used for rendering a Service, unless the modification or change not only immaterially adversely affects the Service provision or service standard and service levels, the Service Provider shall be entitled to do so without the consent of the Service Recipient.

4.2	Other Changes

Where either Party wishes to make a change to this Master TSA or any document agreed pursuant to the terms of this Master TSA (a “Change”), then such Change must be made in accordance with the provisions of Master Schedule 5 (Change Procedure). Any changes to IT services subject to Parties’ co-determination obligations in Germany shall be deemed to constitute a Change.

5	Third Party Suppliers
5.1	Third Party Consents
5.1.1	The Service Provider shall use all reasonable endeavours to:
(i)	identify and obtain all necessary Third Party Consents; and

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(ii)	maintain all such Third Party Consents during the relevant Service Term.
5.1.2

The Service Recipient shall provide the Service Provider with such reasonable assistance as the Service Provider may require obtaining the Third Party Consents, including reasonable assistance with negotiating the terms of consents with Third Party Suppliers.

5.1.3

The Service Recipient shall pay for any fees, costs or charges imposed by a Third Party Supplier for the provision of any such Third Party Consent (“Third Party Consent Costs”). The Service Provider shall notify the Service Recipient of the anticipated or known Third Party Consent Costs as soon as reasonably practicable and shall use reasonable efforts to minimise such Third Party Consent Costs.

5.1.4

At the request of the Service Recipient, the Service Provider shall provide an update on its progress in obtaining Third Party Consents and copies of the documentation evidencing a Third Party Consent.

5.2	Dependence on Third Parties
5.2.1

Where a Third Party Consent or Third Party Agreement is required in order for the Service Provider to provide, or procure the provision of, any element of the Services (a “Dependent Service Element”) and:

(i)

that Third Party Consent despite using reasonable efforts either: (a) has not been obtained by the Service Provider in accordance with Clause 5.1.1 (Third Party Consents); or (b) has expired or been terminated or been revoked; or

(ii)	that Third Party Agreement either
(a)	terminates other than as a result of a breach by the Service Provider of its obligations under the relevant Third Party Agreement or due to termination by the Service Provider; or
(b)	expires despite using reasonable efforts to maintain the relevant Third Party Agreement the Service Provider shall not be obliged to provide the Dependent Service Element. The same shall apply where the Third Party Supplier does not provide the Dependent Service Element other than as a result of a breach by the Service Provider of its obligations under the relevant Third Party Agreement, provided that the Service Provider has used reasonable efforts to procure that the Third Party Supplier provides the Depended Service Element as agreed under the relevant Third Party Agreement.

5.2.2

If the Service Provider is excused from providing a Dependent Service Element pursuant to Clause 5.2.1 (Dependence on Third Parties), the Service Provider shall notify the Service Recipient as soon as reasonably practicable. Upon receiving such notice, the Service Recipient may require the Service Provider to use reasonable efforts to assist the Service Recipient to make alternative arrangements for the receipt of that element of the Services and use reasonable efforts to minimise any adverse impact on the Services resulting from such circumstances.

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5.2.3

The cost of putting such alternative arrangements in place, and the Service Provider’s costs in assisting the Service Recipient to achieve the same under Clause 5.2.2 (Dependence on Third Parties) shall be borne by the Service Recipient.

5.2.4

If, and to the extent that, the Service Provider ceases to provide the Dependent Service Element, there shall be an equitable reduction in the Service Charges to reflect any cost savings to the Service Provider as a result of such cessation (if any).

5.3	Compliance with Third Party Consents and Third Party Agreements

The Service Recipient shall:

5.3.1	comply with; and
5.3.2	not cause the Service Provider to be in breach of,

the terms of the Third Party Agreements and Third Party Consents where they are relevant to the receipt of the Service and provided that the Service Recipient has received prior written notification of the requirements imposed by the Third Party Consents or Third Party Agreements.

5.4	Relationship with Third Party Suppliers

The Service Provider shall manage exclusively its relationship with the Third Party Supplier and the Service Recipient shall not discuss with any Third Party Supplier the provision of the Services, except where required to do so by law or as otherwise agreed between the Parties.

6	Migration and Handover
6.1	Transfer Report
6.1.1

Unless otherwise agreed in an Individual TSA or otherwise agreed in writing, within ninety (90) calendar days from the Conversion Effective Date, either Party shall prepare a draft transfer report setting out the steps that the Party deems required to be taken by it as Service Recipient or the other Service Recipients belonging to its Group on one hand and the relevant Service Provider on the other hand to enable each of the Services to be transferred to a Successor Operator, which may include the allocation of assets, rights and contracts as well as the transfer of data and files (the “Migration”) by the end of the Service Term based on the migration steps set out in Master Schedule 6 (Envisaged Migration Steps) in relation to the respective Service, if any, and shall submit this plan at least in text form to the other Party.

6.1.2

Within thirty (30) calendar days of the draft transfer report being provided, the Parties shall meet (including by teleconference) to discuss and seek to agree in good faith the contents of the draft transfer report (including all required migration steps and the costs associated with the Migration of each Service).

6.1.3

The relevant Party shall procure that the relevant Service Provider(s) shall review the draft transfer report and provide comments within fifteen (15) calendar days of the meeting referenced in Clause 6.1.2 (Transfer Report). The Party that submitted the initial draft transfer report shall then issue a revised transfer report reflecting any reasonable comments made by the Service Provider(s) on the draft transfer report and the Parties shall agree in writing on the transfer report as soon as reasonably practical (the “Transfer Report”) and discuss in good faith the allocation of assets,

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rights and contracts used to perform or receive the Services where requested by a Party.

6.1.4

The Party belonging to the same Group as the Service Provider shall be obliged to agree in the Transfer Report to perform the required migration steps if such migration steps can reasonably only be performed by the Service Provider.

6.1.5

Without prejudice to the remainder of this Clause 6 (Migration), the Transfer Report shall include a right for the Service Provider to require each Service Recipient, at its cost, to remove any instances of software provided to them under this Master TSA which are installed on Service Recipient hardware no later than the date of termination of this Master TSA (or by such other time as is requested to be stipulated by the Service Provider in the Transfer Report).

6.1.6	Any disagreement over the content of the Transfer Report shall be treated as a Dispute and resolved in accordance with Clause 14 (Dispute Resolution).
6.2	Migration
6.2.1	Performance of Migration Tasks and Steps
(i)

The Service Provider and the Service Recipient shall perform the tasks and steps assigned to it in the most recent version of the Transfer Report to the extent they relate to the Migration of the Services provided under the Individual TSA. All tasks and steps, actions, measures and omissions required for Migration, which are not expressly assigned to the Service Provider in the Transfer Report shall be Migration tasks and steps, actions, measures and omissions to be performed by the Service Recipient.

(ii)

The Service Provider and the Service Recipient agree that the items handed over as part of the Migration are provided on an “as-is where-is” basis, i.e., as they are in the Service Provider’s possession or control, in their current or an agreed format and without any representation or warranty of any kind.

(iii)

If a Migration task or step has been performed by the Service Provider, upon request of the Service Provider, the Service Recipient shall confirm the performance by signing a certificate of performance substantially in the form of the draft certificate set forth in Master Schedule 10 (Form of Certificate of Performance) (each, a “Certificate of Performance”).

(iv)

The Service Provider shall not be under an obligation to perform any Migration tasks and steps, including ad-hoc support, if and to the extent the performance of such Migration tasks and steps would infringe applicable law. Any disagreement whether performance of a Migration task or step would infringe applicable law shall be treated as a Dispute and resolved in accordance with Clause 14 (Dispute Resolution).

6.2.2	Alignment and Migration Meetings
(i)

The Service Provider and the Service Recipient shall schedule up to two (2) alignment meetings with a to be agreed duration for each workstream by the dates set forth in the Transfer Report to align on the Migration process, review documents and address open questions. In these alignment meetings the Service Provider shall in particular explain the contents of the handover package for each applicable workstream.

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(ii)

The Service Provider and the Service Recipient shall schedule formal handover meetings with a to be agreed duration for each workstream by the dates set forth in the Transfer Report to jointly check the contents of the handover package against the itemized list of data and files to be handed over. If the respective handover package includes all data and files to be handed over, the Service Recipient shall confirm the completeness and receipt by signing a certificate of receipt substantially in the form of the draft certificate set forth in Master Schedule 11 (Form of Certificate of Receipt) (each, a “Certificate of Receipt”), provided that the Parties rights and obligations regarding the transfer and access to Documents and data pursuant to Clauses 6.1 (Transfer of Documents and data) and 6.2 (Access to Documents (including data) and information, retention periods and provision of information) of the Group Separation Agreement remain unaffected and shall apply accordingly to the Service Provider and the Service Recipient if the Service Recipient did not notice missing files and data when issuing the certificate despite its reasonable efforts to check completeness. If the Service Recipient notices that the respective handover package does not include all data and files to be handed over, the Service Recipient shall make a written reservation on the respective Certificate of Receipt making reference to the specific missing data and files, but for the remainder confirm receipt. The Service Provider and the Service Recipient shall then schedule a formal follow up handover meeting, to which this Clause 6.2.2 (Alignment and Handover Meetings) shall apply accordingly.

(iii)

The Service Provider and the Service Recipient shall procure that the alignment meetings and handover meetings are attended by (internal or external) personnel with appropriate professional qualification (“Handover Personnel”). It is the Service Provider’s or the Service Recipient’s risk, as applicable, that the Handover Personnel attending the scheduled alignment meetings or handover meetings for the Service Provider or the Service Recipient, as applicable, is sufficiently qualified to take over the function under the workstream to be handed over.

6.2.3	Ad-hoc Support after Alignment and Handover Meetings

The Service Provider shall provide ad-hoc support to the Service Recipient on a reasonable efforts basis and subject to available capacity to answer ad-hoc questions for a period of up to nine (9) months after the handover meeting for a respective workstream as reasonably required by the Service Recipient.

6.2.4

Clause 10.2.5(iv) (Limited Liability) shall not apply to the implementation of handover activities as part of the Migration, except (i) in case of incomplete handover of physical files or data (unless to the extent there would not be a handover obligation pursuant to clause 6.1.5 of the Group Separation Agreement applying by analogy mutatis mutandis) or (ii) handover of items other than on an “as-is” basis, i.e., as they are in the Service Provider’s possession or control, in their current or an agreed format. Clause 6.2 of the Group Separation Agreement shall remain unaffected and apply. Handover activities shall not, and shall not be deemed to, constitute advice. For the avoidance of doubt, any existing limitation of liability applicable to any advice provided by one Party to the other outside the context of the Migration shall not be affected hereby.

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6.3	Cost of Migration Activities
6.3.1

Subject to Clause 6.3.2, the Service Recipient shall pay the Service Provider (i) for any external costs incurred in co-operating with the Service Recipient under this Clause 6 (Migration and Handover), provided that such costs were approved by the relevant Service Recipient in advance (further provided that such approval shall not be unreasonably withheld and the Service Provider shall not be obliged to incur any external costs in co-operating with the Service Recipient under this Clause 6 (Migration and Handover) if and to the extent such costs are not yet approved) and (ii) for any reasonable internal costs incurred in so cooperating with the Service Recipient (including ad-hoc support pursuant to Clause 6.2.3) in excess of the projected efforts (expressed in hours) set forth in Master Schedule 7 (Migration Cost Estimates) applying the relevant hourly rates set forth in Master Schedule 7 (Migration Cost Estimates). The Service Provider and the Service Recipient shall equally share all such costs charged to them or a member of their respective Group by FDT in relation to the Migration of Services other than FDT IT Services and excluding cost related to build up standalone solutions and capabilities for the target operating model of the Service Recipient. The aforementioned cost split shall only apply if the Individual Party demanding the cost to be split has obtained a reasonably detailed quotation from FDT and the other Individual Party has approved the engagement of FDT on the basis of such quotation. This cost split shall further not apply in respect of external resources which FDT engages for legal reasons or reasons of practicality, but which otherwise the relevant Service Recipient would have engaged. For the avoidance of doubt, Clauses 7.2 (Invoicing Procedures) to 7.8 (Withholding Tax) shall apply.

6.3.2

Clause 6.3 shall not apply with regard to any Migration activities in respect of SAP (for clarity, regardless under which Individual TSA and including under Individual TSA No. 1 (Corporate Finance/Global Treasury) and Individual TSA No. 7 (Regulatory)). The allocation of such costs shall be agreed separately between FSE and FME.

6.3.3	Unless otherwise agreed, the Parties agree that the cost relating to Migration activities incurred by a Service Recipient shall be borne by the Service Recipient.
7	Price and Payment
7.1	Pricing
7.1.1

The Service Recipient shall pay to the Service Provider the Service Charge in respect of the provision of each Service. Unless set forth otherwise in the Individual TSA, the Service Charge shall be determined on a Cost Plus Basis. To the extent the Service Charge is determined on a Cost Plus Basis, the Service Provider shall use reasonable efforts to minimize costs in accordance with past practice.

7.1.2

Where Service Charges are determined on a Cost Plus Basis the relevant cost shall be determined and allocated consistent with the principles applied prior to the Conversion Effective Date to such determination and allocation of cost for services similar to corresponding Services (e.g. if, prior to the Conversion Effective Date, the allocation of costs was determined on the basis of the number of employees of FME in relation to the number of employees of the entire FSE Group, this principle will be continued after the Conversion Effective Date and will not, by way of example, be changed to a cost determination on a time sheet basis).

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7.1.3

Without prejudice to the obligation to reimburse Stranded Costs, the Service Charge for a Service shall cease to be payable if that Service is terminated. If a Service terminates part way through an invoicing period, there shall be a pro-rata adjustment to the Service Charge.

7.2	Invoicing Procedures
7.2.1

Unless otherwise stated in a Service Description (e.g., by stating that a Service Charge is a fixed fee or a lump sum payment), Service Charges are budgeted figures and shall be invoiced calendar monthly in arrears.

7.2.2

Where Service Charges invoiced are budgeted figures, after the relevant invoice based on budgeted figures was sent, the Service Provider shall, after the end of each month (or at such other frequency as agreed by the Parties in good faith), determine acting reasonably for each of the Services:

(i)	the actual consumption and costs of such Service; and
(ii)	whether the amounts invoiced by the Service Provider for such Services for the relevant period match, exceed or fall short of the sum of the Service Charges owed for such period.
7.2.3

If the Service Provider determines an excess in invoiced amounts in accordance with Clause 7.2.2(ii) (“Excess Amount”), the Service Provider shall credit the Excess Amount to the Service Recipient within thirty (30) calendar days after the determination of an Excess Amount by the Service Provider and issue a corresponding invoice.

7.2.4

If the Service Provider determines a shortfall in invoiced amounts in accordance with Clause 7.2.2(ii) (“Shortfall Amount”), the Service Recipient shall pay the Shortfall Amount to the Service Provider within thirty (30) calendar days of a corresponding invoice.

7.2.5	Unless set forth otherwise in the Individual TSA, Service Charges shall be invoiced in Euro.
7.2.6

The Service Provider shall send its invoices to the address of the Service Recipient specified in the relevant Individual TSA. The Service Provider shall, as further specified and on the basis of the principles set forth in Master Schedule 12 (Cost Breakdown), provide a cost breakdown which indicates the cost attributable to individual Affiliated Recipients (if applicable).

7.3	Payment Terms

All invoices submitted by the Service Provider in accordance with this Master TSA shall be paid by the Service Recipient within thirty (30) calendar days of receipt of the invoices.

7.4	Interest

All sums unpaid at the due date will accrue interest at the applicable statutory interest rate.

7.5	No Right to Set-off

Each of the Parties hereby acknowledges that it shall have no right under this Master TSA to offset any amounts owed (or to become due and owing) to the other Party, against any other amount owed, or to become due and owing, to it by the other Party unless the

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underlying rights or claims of the relevant Party have been acknowledged in writing by the affected other Party or have been confirmed by final decision of a competent court (Gericht) or otherwise agreed by the Parties.

7.6	Stamp duties

The Parties shall use reasonable efforts to avoid incurring stamp duties, transfer taxes or other duties or levies as a result of any transactions contemplated by this Master TSA or any Individual TSA including by appropriate structuring. Any such duties, transfer taxes or levies shall be borne by the Party which has to bear them under applicable law.

7.7	VAT
7.7.1

All amounts payable under this Master TSA and any Individual TSA are each net amounts exclusive of any VAT. If any payment under this Master TSA or any Individual TSA constitutes the consideration for a taxable supply or service for VAT purposes (such supply or service being referred to as “VATable Supply”) and the provider of such VATable Supply is liable for such VAT vis-à-vis the competent Tax Authority according to applicable VAT law (or, as the case may be, the representative member of any VAT group of which it forms part), then the recipient of such VATable Supply shall – in addition to the payment of such consideration – pay an amount equal to such VAT. If any FME Group entity or FSE Group entity is the recipient of a VATable Supply, FME or FSE, as the case may be, shall procure that the respective FME Group entity or FSE Group entity, as the case may be, complies with the obligation stated in Clause 7.7.1 sentence 2. The payment of such amount equal to VAT shall only be due after a valid VAT invoice which complies with applicable law has been provided to the recipient of the VATable Supply. This Clause 7.7.1 shall not be affected by Clause 7.7.2 and shall rank senior to the provisions of Clause 7.7.2.

7.7.2

Where under the terms of this Master TSA or any Individual TSA, one Party is liable to indemnify or reimburse another Party in respect of costs, charges or expenses, the payment shall include an amount equal to any VAT thereon not otherwise recoverable by the other Party or the representative member of any VAT group of which it forms part, subject to that Party or the representative member using all reasonable endeavours to recover such amount of VAT as may be practicable.

7.8	Withholding Tax
7.8.1	All amounts payable under this Master TSA and any Individual TSA shall be paid free and clear of any Tax Deductions, unless a Tax Deduction is required by applicable law.
7.8.2

The Parties agree to use reasonable efforts to obtain any available exemptions or reductions with regard to any Tax Deductions, which shall include, for the avoidance of doubt, the cooperation in the completion of any procedural formalities necessary to obtain authorisation to make a payment under this Master TSA and any Individual TSA without a Tax Deduction, including the timely filing of any relevant Tax forms.

8	Obligations
8.1	Mutual Obligations

The Service Provider shall, and the Service Recipient shall:

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8.1.1	in the case of the Service Recipient, provide on a timely basis such information, decisions and data as the Service Provider may reasonably require for the purposes of the provision of the Services;
8.1.2

participate in discussions in good faith regarding the provision of the Services where reasonably required by the other Individual Party in order to facilitate decision making in relation to the Services;

8.1.3	in the case of the Service Recipient, notify the Service Provider on a timely basis of any failures or deficiencies in the provision of the Services under the relevant Individual TSA; and
8.1.4

in the case of the Service Recipient, maintain such operating environment as is required to allow the Service Provider to provide the Services under the relevant Individual TSA, including by maintaining the same location of Service receipt for the Term, unless otherwise agreed between the Parties in writing.

8.2	Security Obligations
8.2.1	The Service Provider shall, and the Service Recipient shall:
(i)

maintain reasonable security measures to protect the other’s systems from third parties, including from any virus or other software intended or designed to: (a) permit access to or use of information technology systems by a third person other than as expressly authorised; or (b) disable, damage, erase, disrupt or impair the normal operation of any information technology systems;

(ii)

not attempt to obtain access, use or interfere with any information technology systems or data belonging to the other Party except where required to do so to receive the Services (in the case of the Service Recipient), provide the Services (in the case of the Service Provider) or as otherwise permitted under the relevant Individual TSA; and

(iii)

have in place reasonable mechanisms designed to promptly detect anomalous activities and monitor their respective systems for security related ICT incidents, in particular cyber-attacks, and, upon obtaining knowledge of any of the following, notify the other Party of any breach of this Clause 8.2 (Security Obligations) or any other event relating to it that is likely to materially adversely affect the security of the other Individual Party’s systems, and shall act promptly to prevent or mitigate the effects of the breach and identify and implement reasonable steps to ensure that the breach does not reoccur.

8.2.2

Each Party may conduct security testing, including penetration testing, on the other Party’s information technology systems which connect to the conducting Party’s information technology systems up to four (4) times per calendar year provided that such Party provides details of the nature and scope of the testing at least twenty (20) Business Days in advance of that testing and makes such adjustments to the testing as are mutually agreed by the Chief Information Security Officers of the Parties and in respect of third party information technology systems such testing shall only be permissible to the extent allowed by the third party provider.

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8.2.3

In case of a security related ICT incidents or if the Service Provider has reasonable grounds to assume that a security related ICT incident is on-going or imminent, the Service Provider shall be entitled to take reasonable and proportionate protective measures seeking to minimize the impact on the Parties, provided that the Service Provider may only suspend the Service Recipient’s access to or connection with the Service Provider’s systems or shut down the Service Provider’s systems (in whole or part), if such suspension or shutdown is implemented in a non-discriminatory way compared to other Service Provider’s Group companies, by way of example in the same way for Service Provider’s Group companies and Service Recipient’s Group companies, in case the affected systems are used by Service Provider’s Group companies and Service Recipient’s Group companies. The Service Provider shall not be liable for any failure to fulfil any of its duties hereunder as a result of taking measures in accordance with this Clause 8.2.3 (Security Obligations). Any liability of the Service Provider for the occurrence of the security related ICT incident (if any) remains unaffected.

8.3	Internal Controls

In accordance with past practice, the Service Provider shall continue to reasonably support the Service Recipient’s internal control procedures as reasonably requested by the Service Recipient to fulfil its statutory and regulatory obligations, including the Sarbanes-Oxley Act of 2002 and the regulations of the Securities and Exchange Commission (SEC), in each case to the extent applicable. The Service Provider shall be under no obligation to verify adequateness and effectiveness of any such procedures and shall not be responsible to assess compliance with legal or statutory requirements. The scope of such support is further set forth in Master Schedule 13 (Internal Controls), but absent any further agreement between the Service Provider and the Service Recipient in writing shall only be binding upon the Service Provider to the extent such support was provided and the respective controls were fully implemented in each case at the Conversion Effective Date.

9	Term and Termination
9.1	Term
9.1.1

This Master TSA shall commence on the earlier of the Effective Date and the Service Commencement Date and, subject to earlier termination in accordance with its terms, shall terminate when the last Individual TSA is terminated or expires (the “Term”).

9.1.2	Each Service shall commence on the relevant Service Commencement Date.
9.1.3	Each Service will terminate at the end of the relevant Service Term.
9.1.4	The Parties may agree on the right to extend the Service Term in the relevant Individual TSA.
9.2	Service Termination by the Service Recipient
9.2.1

Subject to Clause 9.2.2 (Service Termination by the Service Recipient) and without prejudice to the timelines of the planned Migration and the Transfer Report relating to that Service, the Service Recipient may terminate a Service before the end of the relevant Service Term by written notice to the Service Provider:

(i)	at any time upon one (1) month’s notice; and

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(ii)	in accordance with the early termination rights (if any) for that Service specified in the relevant Individual TSA.
9.2.2

Where in a Service Description it is specified that the provision of a Service covered by it (each, a “Dependent Service”) is dependent upon Services covered by one or more other Service Descriptions entered into by the same Individual Parties (each, a “Head Service”), the Dependent Service(s) shall be deemed terminated contemporaneously with the Head Services in case of termination of such Head Service for any reason, unless the respective Individual Parties agree otherwise. In all other cases termination of a Service shall not affect the remaining Services.

9.3	Service Termination by the Service Provider

The Service Provider may terminate a Service at any time with immediate effect by notice to the Service Recipient if the Service Recipient ceases to be a member of FME Group or FSE Group, respectively.

9.4	Termination for Financial Distress

Either Party may terminate this Master TSA immediately by written notice to the other Party if that other Party

9.4.1	ceases to carry on its business or is dissolved or liquidated;
9.4.2

files or has filed against it a petition under any bankruptcy or insolvency law (including the opening of insolvency procedures or the rejection of the opening of insolvency procedures due to the lack of assets), or has a receiver appointed over all or substantially all of its assets;

9.4.3	becomes unable to pay its debts;
9.4.4	enters into liquidation (except for the purposes of a solvent amalgamation or reconstruction);
9.4.5	makes an arrangement with its creditors;
9.4.6	has a receiver, administrator or administrative receiver appointed over all or any of its assets;
9.4.7	takes or suffers to be taken any similar action in consequence of a debt; or
9.4.8	is subject to any procedure equivalent to any of the preceding matters in any other jurisdiction.
9.5	Information Obligation

As soon as an event occurs, or seems likely to occur, that gives a Party the right to terminate this Master TSA pursuant to Clause 9.3 (Service Termination by the Service Provider) or Clause 9.4 (Termination for Financial Distress), the Party affected by such event shall inform the other Party about the occurrence or likelihood of occurrence of such event.

9.6	Termination for Breach
9.6.1

A Party may terminate this Master TSA immediately by written notice to the other Party if that other Party commits a material breach of its obligations under this Master TSA and (where the breach is capable of being remedied) that breach has not been remedied within thirty (30) calendar days after receipt of written notice giving full

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particulars of the breach and requiring the other Party to remedy it. In such event the other Party shall be liable for any Stranded Costs.

9.6.2

A Service Provider may terminate a Service immediately by written notice to the Service Recipient if that Service Recipient commits a material breach of its obligations under the relevant Individual TSA with regard to that Service and (where the breach is capable of being remedied) that breach has not been remedied within thirty (30) calendar days after receipt of written notice giving full particulars of the breach and requiring the Service Recipient to remedy it. In such event the Service Recipient shall be liable for any Stranded Costs.

9.6.3

A Service Recipient may terminate a Service immediately by written notice to the Service Provider if that Service Provider commits a material breach of its obligations under the relevant Individual TSA with regard to that Service and (where the breach is capable of being remedied) that breach has not been remedied within thirty (30) calendar days after receipt of written notice giving full particulars of the breach and requiring the Service Provider to remedy it.

9.7	Termination for Force Majeure

A Party may terminate this Master TSA in accordance with Clause 18.2 (Termination Right).

9.8	Non-Payment of the Service Charges

If at any time any Service Charges amounting at minimum to of the Service Charges to be paid by the Service Recipient to the Service Provider for one (1) month remain unpaid thirty (30) calendar days after their due date, the Service Provider may treat the failure to pay the Service Charges as a remediable material breach by the Service Recipient for the purposes of Clause 9.6 (Termination for Breach).

9.9	Termination for Cause

The right of either Party to terminate this Master TSA for cause (aus wichtigem Grund) shall remain unaffected.

9.10	Stranded Costs

The Service Recipient shall reimburse the Stranded Costs incurred by the Service Provider or any member of its Group in case of termination of a Service in accordance with Clause 9.2.1(i), Clause 9.3, Clause 9.4, Clause 9.6.2, Clause 9.8 or (in the case of termination of an Individual TSA by the Service Provider) pursuant to Clause 9.9.

9.11	Survival of Rights on Termination or Expiry
9.11.1

Termination or expiry of this Master TSA shall not affect any rights or obligations which may have accrued prior to termination or expiry. The obligations of each Party set out in any Clause intended to survive such termination or expiry shall continue in full force and effect notwithstanding termination or expiry of this Master TSA.

9.11.2

In the event of a termination (Beendigung) of this Master TSA, the existing Individual TSAs shall remain unaffected, and the terms and conditions of this Master TSA shall apply to such existing Individual TSAs as if it were not terminated (beendet).

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9.12	Equipment

Subject to the Migration, upon the termination of any of the Services, the Service Recipient will return to the Service Provider, as soon as practicable, any equipment or other property of the Service Provider relating to such terminated Services which is owned or leased by the Service Provider and is, or was, in the Service Recipient’s possession or control.

9.13	Termination of Intercompany Agreements

The Service Provider and the Service Recipient herewith terminate the Terminated Intercompany Agreements to which they are party in accordance with clause 2.5.4 (Intercompany Agreements) of the Group Separation Agreement and shall not have any liability as a result of such termination, always provided that this shall not affect any rights or obligations under the relevant Terminated Intercompany Agreement which may have accrued prior to termination.

10	Liability
10.1	Unlimited Liability
10.1.1

Either Party shall be liable to the other Party in connection with this Master TSA in accordance with statutory law without limitation for all damages which have been caused by wilful misconduct (Vorsatz) or gross negligence (grobe Fahrlässigkeit) by that Party, its legal representative or vicarious agent.

10.1.2

Furthermore, either Party shall be liable to the other Party in connection with this Master TSA for any negligent (fahrlässig) other than gross negligence (grobe Fahrlässigkeit) breach of contractual obligations which are essential as their fulfilment is necessary for the proper performance of this Master TSA and on the fulfilment of which the other Party may typically rely (regelmäßig vertrauen darf).

10.2	Limited Liability
10.2.1	If a Party is liable pursuant to Clause 10.1.2 (Unlimited Liability), its liability shall be limited to the foreseeable damage typically occurring under this Master TSA.
10.2.2

If a Party is liable pursuant to Clause 10.1.2 (Unlimited Liability) and Clause 10.2.1 (Limited Liability) its aggregate liability per Contract Year shall not exceed a maximum of EUR ten million (10,000,000.00) under this Master TSA in the Contract Year in which the damage or loss was caused.

10.2.3

To the extent a Service includes a Dependent Service Element the Service Provider’s liability for all damages which have been caused by such Dependent Service Element shall be limited to the compensation the Service Provider can actually recover from the relevant Third Party Supplier as equitably allocated between all recipients of the benefit of the relevant Third Party Agreement taking into account the damage occurred to them, provided that the Service Provider has used reasonable efforts to recover compensation under applicable law and the relevant Third Party Agreement.

10.2.4	Any other liability of a Party shall be excluded.
10.2.5	The above exclusions and limitations of liability shall not apply
(i)	in the event of injury to life, body or health;

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(ii)	in case of a warranty or fraud;
(iii)

to claims asserted by a third party related to an (alleged) infringement of any Service Provider’s Intellectual Property Rights and New Service Provider’s Intellectual Property Rights which are made available by the Service Provider and licensed exclusively to such third party asserting an infringement;

(iv)	to claims and damages resulting from a breach of obligations of a Party regarding the Migration; and
(v)	to penalties and fines resulting from a breach of obligations of a Party regarding Taxes and social security contributions in connection with payroll Services.
10.2.6	Liability under the German Product Liability Act (Produkthaftungsgesetz) shall remain unaffected.
10.2.7

As far as the liability of a Party is excluded or limited pursuant to this Clause 10.2 (Limited Liability) or Clause 10.3 (Time Limitation), this shall also apply to the liability of its legal representatives, employees and vicarious agents.

10.2.8

Clauses 10.2.1, 10.2.2, 10.2.3, 10.2.4 (Limited Liability) shall not apply, if and to the extent the Third Party Agreement entitles the Service Provider to claim damages from a Third Party Provider that, as equitably allocated between all recipients of the benefit of the relevant Third Party Agreement taking into account the damage suffered by them, exceed, in scope or amount, the Service Recipient’s claims under the Individual TSA against the Service Provider (“Exceeding Claims”) and the Service Provider actually recovers such Exceeding Claims, provided that the Service Provider shall use reasonable efforts to recover Exceeding Claims to the extent possible under applicable law and the relevant Third Party Agreement.

10.3	Time Limitation

Any claim of a Party for breach or non-performance against the other Party in connection with this Master TSA shall become time-barred in accordance with applicable laws or, if earlier, one (1) year after the asserting Party first knew or should have known of the underlying facts giving rise to such claim.

11	Insurance

Each Party shall, at its own expense, establish and maintain in effect during the Term public liability insurance policies in respect of (i) injury to persons, or (ii) damage to tangible property or (iii) financial loss resulting from injury to persons or damage to tangible property with a minimum level of cover of EUR ten (10) million for any one claim and EUR twenty (20) million in aggregate per Contract Year.

12	Affiliated Recipients, centralized loss and parent company guarantee
12.1	Services to Affiliated Recipients
12.1.1

If in a Service Description it is agreed that the Service Recipient can request provision of a Service to Affiliated Recipients, then the Service Recipient shall procure that the relevant Affiliated Recipients comply with the Service Recipient’s

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obligations under the relevant Individual TSA as if they were a party to it. Clause 10 (Liability) shall not apply to the preceding sentence.

12.1.2	For clarity: A person, which is not a Party, shall not have an obligation under this Master TSA.
12.2	Centralized loss
12.2.1	The Parties agree that
(i)

Service Recipient shall procure that no Affiliated Recipient that is an Service Recipient’s Group company brings any claims, including claims for damages, arising under or in connection with Services or the relevant Individual TSA, against Service Provider or any Service Provider’s Group company without Service Provider’s consent and that claims for damages suffered by Service Recipient or an Service Recipient’s Group company arising under or in connection with Services or the relevant Individual TSA shall only be brought by Service Recipient by way of voluntary representative action (gewillkürte Prozessstandschaft);

(ii)

any infringement of rights, damage or other impairment suffered by an Affiliated Recipient that is a Service Recipient’s Group company shall be deemed an infringement of rights, damage or other impairment of Service Recipient for the purpose of Service Recipient bringing claims in accordance with Clause 12.2.1(i) (Centralized loss) (Drittschadensliquidation); and

(iii)

any infringement of rights, damage or other impairment caused by an Affiliated Recipient that is a Service Recipient’s Group company in connection with the receipt of Services or under or in connection with the relevant Individual TSA shall be deemed an infringement of rights, damage or other impairment caused by Service Recipient; and

(iv)

the liability of Service Provider in respect of damage suffered or caused by an Affiliated Recipient shall not exceed the liability that would exist in case an Individual TSA would have been entered into with such an Affiliated Recipient (e.g., for determining caps only the portion of the Service Charges fairly and equitably allocated to such Affiliated Recipient shall be relevant and not the Service Charges invoiced to the Service Recipient).

12.2.2

For clarity: In case of any infringement of rights, damage or other impairment caused by a Service Recipient’s Group Company attributed to Service Recipient pursuant to Clause 12.2.1(iv) (Centralized loss), Clause 10 (Liability) shall apply for the benefit of the Service Recipient.

12.2.3

A Party that is in non-compliance with Clause 12.2.1(i) (Centralized loss) shall (regardless of fault) indemnify and hold harmless the other Party and its respective Group companies against any loss of whatever nature incurred by them arising out of or in connection with any claims brought in non-compliance with Clauses 12.2.1(i) (Centralized loss). For the avoidance of doubt, Clause 10 (Liability) shall not apply to the preceding sentence.

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12.3	Parent company guarantee
12.3.1

FSE guarantees upon first demand (auf erstes Anfordern) for the performance of all obligations of FSE Group Companies under or in connection with the relevant Individual TSAs. (i) To the extent the liability of the applicable FSE Group Company is limited, such limitation shall apply also to FSE as the guarantor; and (ii) if the liability of the applicable FSE Group Company is not subject to limitations, FSE as guarantor shall be liable to the same extent as the applicable FSE Group Company and no limitation of FSE’s liability set forth in this Agreement shall be read to limit FSE’s liability under this guarantee.

12.3.2

FME guarantees upon first demand (auf erstes Anfordern) for the performance of all obligations of the FME Group Companies under or in connection with the relevant Individual TSAs. (i) To the extent the liability of the applicable FME Group Company is limited, such limitation shall apply also to FME as the guarantor; and (ii) if the liability of the applicable FME Group Company is not subject to limitations, FME as guarantor shall be liable to the same extent as the applicable FME Group Company and no limitation of FME’s liability set forth in this Agreement shall be read to limit FME’s liability under this guarantee.

13	Governance
13.1	Relationship Managers

Each Individual Party appoints a relationship manager who will be the principal point of contact in relation to issues arising out of the Individual TSA (the “Relationship Manager”).

Either Individual Party may change the identity of its Relationship Manager at any time by written notice to the other Individual Party.

13.2	Meetings

Every fortnight during the initial two (2) months following the Conversion Effective Date and every month thereafter during the Term (or at such other frequency as the Individual Parties may agree) the Individual Parties shall procure that their respective Relationship Managers meet (each such meeting a “Management Meeting”) for the purposes of:

13.2.1	considering any issues arising out of the performance of the Services or the Migration;
13.2.2	discussing the current status of any Changes; and
13.2.3	considering any other issues arising under or in connection with the Individual TSA.
14	Dispute Resolution
14.1	Amicable Resolution

The Parties shall attempt to resolve any dispute in relation to any aspect of, or failure to agree any matter arising in relation to, this Master TSA or any document agreed or contemplated as being agreed pursuant to this Master TSA (a “Dispute”) informally:

14.1.1	through discussion following written notification thereof by their Relationship Managers; and

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14.1.2

if they cannot resolve the Dispute within thirty (30) Business Days following written notification of the Dispute being raised, then the Dispute may be referred by either Party to the Chief Financial Officer of FSE and the Chief Financial Officer of FME; and

14.1.3

if, within fifteen (15) Business Days of the Dispute having been referred in accordance with Clause 14.1.2 (Amicable Resolution) no agreement has been reached, the dispute resolution process shall be deemed to have been exhausted in respect of the Dispute, and each Party shall be free to pursue the rights granted to it by this Master TSA in accordance with Clause 20.13.2 (Governing Law and Arbitration) in respect of such Dispute without further reference to the dispute resolution process.

14.2	Expedited Resolution

The time periods set forth in Clause 14.1.2 and 14.1.3 shall be each reduced to five (5) Business Days, where this is requested by a Party and is reasonably required given the urgency and severity of the matter concerned.

14.3	Interim Relief

The provisions of this Clause 14 (Dispute Resolution) shall not prevent either Party from applying for interim relief whilst the Parties attempt to resolve a Dispute.

15	Intellectual Property Rights
15.1	Service Provider’s Ownership and Licence
15.1.1

Subject to Clause 15.2 (Service Recipient Ownership and Licence), the Service Recipient agrees that as between the Parties, all Intellectual Property Rights that are developed or created by the Service Provider in the course of performing the Service Provider’s obligations under the relevant Individual TSA shall, upon development or creation, vest in and be owned exclusively by the Service Provider (“New Service Provider’s Intellectual Property”).

15.1.2

The Service Recipient shall have no interest or title to any Intellectual Property Rights which the Service Provider owns and, in the performance of its obligations under the relevant Individual TSA, makes available to the Service Recipient (“Service Provider’s Intellectual Property”).

15.1.3

Subject to obtaining the relevant Third Party Consents pursuant to Clause 5 (Third Party Suppliers), the Service Provider grants the Service Recipient a worldwide, royalty-free, irrevocable, non-exclusive, sub-licensable licence to use

(i)

the Service Provider’s Intellectual Property and New Service Provider’s Intellectual Property including any modifications, improvements and enhancements thereto, for the relevant Service Term solely for, and only to the extent necessary for, the receipt of the Services; and

(ii)

the Service Provider’s Intellectual Property and New Service Provider’s Intellectual Property which is incorporated in deliverables that are specifically created for the Service Recipient as part of the Services solely in conjunction with such deliverables after the Service Term.

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15.2	Service Recipient’s Ownership and Licence
15.2.1	The Intellectual Property Rights in the Service Recipient Data shall at all times remain the sole property of, or vest in, the Service Recipient.
15.2.2

The Service Recipient shall grant a worldwide, non-exclusive, royalty free, irrevocable, non-transferable and sublicensable licence to the Service Provider to use the Service Recipient Data solely for, and only to the extent necessary for, the provision of the Services during the relevant Service Term.

16	Data Protection
16.1.1

The processing of personal data in connection with the Master TSA and the Individual TSAs is governed by Master Schedule 8 (Data Transfer Framework Agreement) (the “Data Transfer Framework Agreement”, “DTFA”).

16.1.2

Each Party hereby enters into the DTFA. Each Party will remain a party to the DTFA until the DTFA ends or a termination of the respective Party become effective. I.e., the terms of other agreements, such as this Master TSA or an Individual TSA, do not have any effect on whether a Party is a party to the DTFA. Any termination of the DTFA of a Party shall have effect for such Party respectively only and does not affect the effectiveness of the DTFA for its other parties.

16.1.3	The Parties undertake to conclude additional data protection agreements if and to the extent required according to the applicable data protection law.
16.1.4	The Parties hereby agree to the accession of FSE Group companies and FME Group companies to the DTFA.
17	Confidentiality
17.1	Duty of Confidentiality

Subject to Clause 17.2 (Exceptions), each of the Parties shall treat as strictly confidential and not disclose or use any information received or obtained as a result of entering into or performing this Master TSA (or any agreement entered into pursuant to this Master TSA) including the provisions of this Master TSA and any agreement entered into pursuant to this Master TSA. Each Party shall take all reasonable steps to ensure that any such other Party’s information is kept secret and is not disclosed or distributed by its employees, consultants or agents in violation of this Clause 17 (Confidentiality).

17.2	Exceptions

The provisions of Clause 17.1 (Duty of Confidentiality) shall not prohibit disclosure or use if and to the extent:

(i)	the disclosure or use is required by law, any regulatory body or any stock exchange;
(ii)	the disclosure or use is reasonably required for the provision or receipt of the Services;
(iii)	the disclosure or use is required for the purpose of any judicial proceedings arising out of this Master TSA or any other agreement entered into under or pursuant to this Master TSA;

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(iv)	the disclosure is made to a Tax Authority in connection with the Tax affairs of the disclosing Party;
(v)

the disclosure is made to professional advisers or actual or potential financiers of either Party on terms that such professional advisers or financiers undertake to comply with confidentiality obligations broadly equivalent to those set out in this Clause 17 (Confidentiality);

(vi)

the information is or becomes publicly available (other than by breach of this Master TSA or any other existing confidentiality obligation that prohibits the Party from disclosing such information to a third party);

(vii)	the other Party has given prior written approval to the disclosure or use;
(viii)	subject to applicable law and applicable competition law, in particular, the disclosure is made to an Affiliate;
(ix)

the disclosure is made to a third party service provider, provided such third party service provider is subject to confidentiality obligations not less onerous than these set forth in this Clause 17 (Confidentiality);

(x)

the disclosure is made by the statutory auditor team of a Party to the statutory auditor team of the other Party in the context of their audit duties to the extent there is a reasonable need of such statutory auditor team to obtain such information (need to know) and provided the members of the receiving auditor team undertake to comply with confidentiality obligations broadly equivalent to those set out in this Clause 17 (Confidentiality);

(xi)	the information is independently developed after the Conversion Effective Date,

provided that prior to disclosure or use of any information pursuant to Clause 17.2(i) or 17.2(iii) (Exceptions), the Party concerned shall promptly notify the other Party of such requirement with a view to providing that other Party with the opportunity to contest such disclosure or use or otherwise to agree the timing and content of such disclosure or use.

17.3	Parties

References to “Party” in this Clause 17 (Confidentiality) include members of each of the Party’s Group.

17.4	Ringfencing of information

To the extent that in connection with provision of the Services it is reasonably foreseeable that it may become necessary to ringfence information provided by a Service Recipient to a Service Provider from sharing of the same by Service Employees with their employer or an Affiliate of their employer (e.g., due to the competitively sensitive nature of such information or in order to maintain confidentiality of insider information within the meaning of the MAR or the U.S. Securities Exchange Act of 1934, as amended, or the rules thereunder), the Service Recipient may request the Service Provider to use reasonable efforts to procure that such Service Employees enter into appropriate specific confidential disclosure agreements with the respective Service Provider as an agreement for the benefit of the Service Recipient without an own right of the Service Recipient to claim performance (unechter Vertrag zugunsten Dritter) (each, a “Ringfencing CDA”). The Service Provider and the Service Recipient shall agree in good faith on different or additional reasonable measures if a

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Ringfencing CDA would not be sufficient to necessarily ringfence information and mitigate the potential conflict of interest.

18	Force Majeure
18.1	No Liability

No Service Provider or Service Recipient shall be liable for any failure to fulfil its duties hereunder if and to the extent that such failure results from any circumstances beyond the reasonable control of that Service Provider or Service Recipient, respectively, which shall include any act of God, any act of war or civil or public disorder or any industrial action (other than industrial action by employees of either FSE Group companies or FME Group companies specifically targeting FSE Group or FME Group, respectively) (a “Force Majeure Event”).

18.2	Termination Right

If any Force Majeure Event prevents performance by a Service Provider for more than sixty (60) Business Days, the Service Recipient may terminate the affected Service immediately on written notice to the Service Provider.

19	Employees
19.1	Responsibility for Employees and External Staff
19.1.1

For the time employees of the Service Provider are providing the Services to the Service Recipient under the relevant Individual TSA (“Service Employees”), the Service Employees will remain employees of the Service Provider, and nothing in such Individual TSA and no action taken by the Parties or the members of their respective Group pursuant to such Individual TSA or this Master TSA shall be construed or result in the Service Employees being deemed to be or become employees of the Service Recipient for any purpose.

19.1.2

For the time the Service Employees are assigned to providing the Services to the Service Recipient under the relevant Individual TSA, the Service Provider shall be solely responsible for the payment and provision of all wages, bonuses and commissions, employee benefits, including termination payments (including notably notice, severance and damages) and worker’s compensation, and the withholding and payment of applicable Taxes and social security contributions relating to such employment.

19.1.3

The Service Recipient undertakes to ensure that no instructions are given to the Service Employees and that the Service Employees are not integrated into the work organisation of the Service Recipient while providing the Services under the relevant Individual TSA. Instructions with regard to the provision of the Services shall only be communicated between the contact persons to be named at the Service Provider and the Service Recipient.

19.1.4

The Individual Parties shall without undue delay inform each other in writing (email sufficient) regarding any retention declarations of the Service Employees in accordance with section 9 of the German Temporary Employment Act (Arbeitnehmerüberlassungsgesetz) received by them, specifying who submitted such declaration and on what date. The Individual Parties will themselves take part

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in a review of the contractual performance and, if necessary, an amendment of the contractual performance and an amendment of the contract, insofar as such a retention declaration has been submitted. Until such time as the review of the contractual performance has been completed, the Service Employee concerned shall no longer be employed by the Service Provider with the Service Recipient.

19.1.5

In case that the Service Provider makes use of external employees, contractors or other third parties (“Externs”) to provide Services to the Service Recipient under the relevant Individual TSA, the Parties acknowledge that the provisions agreed in respect to Service Employees in this Master TSA shall analogously also apply to Externs.

19.2	Transfer of Employees / Indemnification
19.2.1

According to the joint understanding of the Parties and the Individual Parties, no transfer of undertaking as per section 613a of the German Civil Code (Bürgerliches Gesetzbuch) or any other Transfer Regulations will occur with respect to the subject matter of the relevant Individual TSA either at its commencement, its performance or its termination. The Individual Parties undertake to take all reasonable measures in their respective areas of responsibility to avoid a legal transfer of employees at the commencement, performance or termination of the relevant Individual TSA.

19.2.2

If, despite the joint understanding and the Parties’ and the Individual Parties’ intention, (i) a Service Employee of the Service Provider or an Extern alleges, that the employment relationship of the Service Employee or Extern, or any liability in connection with the employment or its termination, has transferred to the Service Recipient under the Transfer Regulations, (ii) this transfer is confirmed by a court decision, and (iii) this transfer is a result (either directly or indirectly) of the commencement, performance or termination of the relevant Individual TSA the following shall apply:

(i)

To the extent that employees are transferred to the Service Recipient, the Service Recipient’s obligation to pay a Service Charge under the relevant Individual TSA to the Service Provider relating to the time from the transfer until the end of the relevant Individual TSA shall be reduced accordingly by the amount of total salary (incl. benefits and pension contributions) to the respective Service Employee that is included in the Service Charge; any Service Charges already paid and any amount of VAT related to or connected with such Service Charge paid in accordance with Clause 7.7.1 (VAT) shall be refunded by the Service Provider to the Service Recipient to that extent.

(ii)

The Service Recipient shall be solely liable for the future total salary (incl. benefits and pension entitlements) and the employment relationship for the time after the transfer; the Service Provider shall be solely liable for the total salary (incl. benefits and pension entitlements) and the employment relationship for time before the transfer, even if it becomes due after the transfer.

(iii)

The Service Provider shall be obliged to indemnify the Service Recipient against any entitlements for holiday and Christmas bonuses as well as any social security contributions, wage Tax and other ancillary costs pursuant to Clause 19.1.2 (Responsibility for Employees and External Staff) (pro rata

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temporis, if applicable) for time before the transfer, even if they become due after the transfer, in relation to such Service Employee or Extern.

(iv)

To the extent the Service Recipient assumes obligations from transferring employees arising from the promise of a company pension scheme (“Pension Commitments”), the Service Provider shall either (i) transfer funds in cash equal to the accruals under German GAAP which are accrued for the Pension Commitments until the transfer of the relevant employment or (ii) make any statements and perform any actions required or useful to transfer any existing funds (e.g. reinsurance policies or other) to the Service Recipient and shall make an additional cash transfer insofar as the existing funds do not fully cover the pension accruals.

19.2.3

If a Service Employee of the Service Provider or an Extern alleges that the employment relationship of the Service Employee, or any liability in connection with the employment relationship or its termination, has transferred to the Service Recipient (“Claimant Employees”), the Service Recipient shall decide in its own discretion to contest the transfer of the employment relationship also in a court proceeding, in which case the Service Provider undertakes vis-à-vis the Service Recipient to indemnify the Service Recipient against 50% of the actual costs of the legal defense (including, in particular, any lawyer’s fees and court costs). Upon request the Service Provider shall promptly provide the Service Recipient with all necessary documents and information (in particular employment contracts and other personnel documents). The Service Provider undertakes vis-à-vis the Service Recipient to agree to an out-of-court or judicial settlement in which it is determined that the employment relationship of the Claimant Employees exists only with the Service Provider and not with the Service Recipient. Except in case of a settlement in accordance with the preceding sentence, the Service Provider will also indemnify the Service Recipient for the cost of any severance payment to the Claimant Employee for the period of employment with the Service Provider up to an amount of 0.5 months gross total salary (one month gross total salary = 1/12 of the last total gross annual salary received) per year of employment (calculated in years to two decimal places).

19.2.4

In addition, in case Service Employees or Externs successfully claim by way of a final and binding judgment that their employment relationship has transferred to the Service Recipient, the Service Provider and the Service Recipient will comply with their statutory obligations, for example with the provisions of section 613a of the German Civil Code (Bürgerliches Gesetzbuch), as far as applicable.

19.3	Transfer of Function Employees after the Service Term
19.3.1

As of the end of the relevant Service Term, the Parties envisage a transfer of employees in respect of certain Service Employees being identified as function employees as listed in Master Schedule 14 (Function Employees Transfer) (“Function Employees”) in accordance with Clause 2.6.1 of the Group Separation Agreement (“Transfer of Employees”). In respect of the Transfer of Employees, Clause 2.6 of the Group Separation Agreement shall apply mutatis mutandis. Should the Parties or their relevant Affiliates identify additional Service Employees to be Function Employees after the date hereof who are not listed in Master Schedule 14 (Function Employees Transfer) and shall be transferred at the end of the relevant Service Term, it is the Parties’ joint understanding that the Transfer of Employees of

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these employees shall be executed in accordance with Clause 2.6 of the Group Separation Agreement. Likewise, the Parties or their relevant Affiliates may amend Master Schedule 14 (Function Employees Transfer) in mutual agreement after the date hereof in case they find that the listed Function Employees shall no longer be transferred (or be transferred at a different transfer date).

19.3.2

Clause 19.2 shall not apply with regard to the Transfer of Employees according to Clause 19.3.1; however, if a Function Employee becomes a Claimant Employee during the relevant Service Term, Clause 19.2.2 shall apply.

20	Other Provisions
20.1	Sub-Contractors
20.1.1

Subject to Clause 20.1.2 (Sub-Contractors), the Service Provider shall not, without the Service Recipient’s prior written consent (such consent not to be unreasonably withheld or delayed), sub-contract any of its rights and obligations under the relevant Individual TSA.

20.1.2	The Service Provider shall not require the consent of the Service Recipient for:
(i)	any sub-contractors used by the Service Provider on the Conversion Effective Date;
(ii)	any new sub-contractors engaged as a result of a change to the way services similar to the Services are provided to other members of the Service Provider’s Group; or
(iii)	sub-contracting any obligations to members of its Group.
20.1.3

Subject always to Clause 10 (Liability), the Service Provider shall remain responsible for, and for the provision of, all Services, obligations and functions performed by any sub-contractor to the same extent as if such Services, obligations and functions were performed by the Service Provider.

20.2	Whole Agreement

This Master TSA constitutes the entire agreement between the Parties with respect to the subject matter of this Master TSA and (to the extent permissible by law) supersedes all prior representations or oral or written agreements between the Parties with respect to that subject matter.

20.3	Variation
20.3.1	No variation of this Master TSA shall be valid unless it is in writing and signed by or on behalf of each of the Parties. The same shall apply to any variation of this Clause 20.3.1 (Variation).
20.3.2	This Master TSA may be terminated, and any term may be amended or waived without the consent of any person that is not a Party.
20.3.3

The Individual Parties agree that variations of the Master TSA agreed between FSE and FME shall automatically result in corresponding variations of the Individual TSAs, unless such variations would result in noncompliance with applicable law.

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20.4	Carry Forward of Rebates

Any bonuses, rebates or similar benefits based on Existing Agreements (e.g., volume based discounts) that have not been disbursed or otherwise inured to the benefit of the Party entitled to it and that would be forfeited upon termination of an Existing Agreement shall continue to apply under the relevant Individual TSA replacing such Existing Agreement.

20.5	Publicity and Public Announcements

A Party must not make any public announcement or issue any circular relating to this Master TSA without the prior written approval of the other Party. This does not affect any announcement or circular required by law or any regulatory body or the rules of any recognised stock exchange, but the Party with an obligation to make an announcement or issue a circular shall consult with the other Party so far as is reasonably practicable before complying with such obligation.

20.6	Further Assurances

Each Party shall from time to time execute such documents and perform such acts and things as any Party may reasonably require in order to give full effect to the provisions of this Master TSA and the transactions contemplated by it.

20.7	Assignment

This Master TSA shall be binding on and inure to the benefit of the Parties and their successors and permitted assigns. The Parties may not assign or novate all or any part of their rights or obligations under this Master TSA nor any benefit arising under or out of this Master TSA nor this Master TSA as a whole without the prior written consent of the other Party (not to be unreasonably withheld or delayed).

20.8	Waiver

No failure of either Party to exercise, and no delay by it in exercising, any right, power or remedy in connection with this Master TSA (each a “Right”) shall operate as a waiver of that Right, nor shall any single or partial exercise of any Right preclude any other or further exercise of that Right or the exercise of any other Right.

20.9	Notices
20.9.1

Any notice or other communication in connection with this Master TSA (each, a “Notice”) shall be in writing (email with scan of hand-signed document sufficient, text form pursuant to section 126b of the German Civil Code (Bürgerliches Gesetzbuch) otherwise not sufficient). Any reference to “in writing” or “written” or similar expression in this Master TSA shall be interpreted accordingly.

20.9.2	A Notice to FSE shall be sent to the following address, or such other person or address as FSE may notify to FME from time to time:

Address:

Fresenius SE & Co. KGaA

Else-Kröner-Str. 1

61352 Bad Homburg v. d. Höhe

Germany

Attention:

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Mr. Fabian Schimmel (fabian.schimmel@fresenius.com)

and

Dr. Jan Winzen (jan.winzen@fresenius.com)

with a copy to:

Dr. Michael Leicht (michael.leicht@linklaters.com)

Linklaters LLP

Taunusanlage 8

60325 Frankfurt am Main

Germany

20.9.3	A Notice to FME shall be sent to the following address, or such other person or address as FME may notify to FSE from time to time:

Address:

Fresenius Medical Care AG & Co. KGaA

Else-Kröner-Str. 1

61352 Bad Homburg v. d. Höhe

Germany

Attention:

Ms. Luisa Hauck (luisa.hauck@fmc-ag.com)

and

Mr. Cornelius Van Ophem (kees.vanophem@fmc-ag.com)

with a copy to:

Dr. Holger Alfes (holger.alfes@noerr.com)

Noerr Partnerschaftsgesellschaft mbB

Börsenstr. 1

60313 Frankfurt am Main

Germany

20.10	Invalidity

Should any provision of this Master TSA be or become invalid, ineffective or unenforceable as a whole or in part, the validity, effectiveness and enforceability of the remaining provisions shall not be affected thereby. Any such invalid, ineffective or unenforceable provision shall be deemed replaced by such valid, effective and enforceable provision as comes closest to the economic intent and the purpose of such invalid, ineffective or unenforceable provision as regards subject-matter, amount, time, place and extent. The aforesaid shall apply mutatis mutandis to any unintended gap in this Master TSA. It is the explicit intent of the Parties that the severability clause in this Clause 20.10 (Invalidity) shall not be construed as a mere reversal of the burden of proof (Beweislastumkehr) but rather as a contractual exclusion of section 139 German Civil Code (Bürgerliches Gesetzbuch) in its entirety.

20.11	Counterparts

This Master TSA may be entered into in any number of counterparts all of which taken together shall constitute one and the same instrument. Any Party may enter into this Master TSA by executing any such counterpart.

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20.12	Independent Contractor

This Master TSA does not set up or create an employer/employee relationship, a partnership of any kind, an association or trust between the Parties, each Party being individually responsible only for its obligations as set out in this Master TSA and, in addition, the Parties agree that their relationship is one of independent contractors. Save where a Party is specifically authorised in writing in advance by the other Party, neither Party is authorised or empowered to act as agent for the other Party for any purpose and neither Party must on behalf of the other Party enter into any contract, warranty or representation as to any matter. Neither Party shall be bound by the acts or conduct of the other Party, save for acts or conduct which the first Party specifically authorises in writing in advance.

20.13	Governing Law and Arbitration
20.13.1

This Master TSA and any contractual rights and obligations arising therefrom shall be exclusively governed by and construed in accordance with German law, excluding conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods (CISG). Any non-contractual rights and obligations in connection with this Master TSA shall also be governed by and construed in accordance with German law.

20.13.2

The Parties shall try to settle any disputes amicably in accordance with Clause 14.1 (Amicable Resolution). If it is not possible to reach such an amicable settlement, all disputes arising out of or in connection with this Master TSA, or its validity shall be finally settled in accordance with the Arbitration Rules of the German Arbitration Institute (DIS) without recourse to the ordinary courts of law. The arbitral tribunal shall be comprised of three members. The seat of the arbitration is Frankfurt am Main, Germany. The language of the arbitration shall be English. If mandatory law requires the issue to be decided upon by an ordinary court of law, the place of jurisdiction is Frankfurt am Main, Germany.

20.13.3

Unless the Parties agree otherwise, the Parties and their outside counsel who are involved in the arbitration shall not disclose to anyone any information concerning the arbitration, including in particular the existence of the arbitration, the names of the Parties, the nature of the claims, the names of any witnesses or experts, any procedural orders or awards, and any evidence that is not publicly available. Disclosures may nonetheless be made to the extent required by applicable law, by other legal duties, or for purposes of the recognition and enforcement or annulment of an arbitral award. No award or procedural order made in the arbitration shall be published.

- signatures on next page -

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Fresenius SE & Co. KGaA	Fresenius SE & Co. KGaA

represented by its General Partner	represented by its General Partner

Fresenius Management SE	Fresenius Management SE

/s/ Sara Hennicken	/s/ Michael Moser

(Signature)	(Signature)

By: Sara Hennicken	By: Michael Moser

(Name in block letters)	(Name in block letters)

Function: Chief Financial Officer	Function: Member of the Management Board
of Fresenius Management SE (Legal,
Compliance, Risk Management and ESG)

Fresenius Medical Care AG & Co. KGaA	Fresenius Medical Care AG & Co. KGaA

represented by its General Partner	represented by its General Partner

Fresenius Medical Care Management AG	Fresenius Medical Care Management AG

/s/ Helen Giza	/s/ Martin Fischer

(Signature)	(Signature)

By: Helen Giza	By: Martin Fischer

(Name in block letters)	(Name in block letters)

Function: Member of the Management Board	Function: Member of the Management Board

Signature page Master Transitional Services Agreement

EXECUTION VERSION

Master Schedule 1

Definitions and Interpretation

1	Definitions

The following terms and expressions shall have the meanings set out below. Capitalized terms used but not defined in this Master TSA shall have the meaning ascribed to them in the Group Separation Agreement.

“Additional Service” has the meaning given to that term in Clause 2.2.8 (Additional Services);

“Affiliate” shall mean an affiliated entity (verbundenes Unternehmen) pursuant to section 15 et seq. of the German Stock Corporation Act (Aktiengesetz);

“Agreed Service Levels” has the meaning given to that term in Clause 3.2.1(i) (Standard of Service);

“Affiliated Recipients” has the meaning given to that term in Clause 3.1.3 (Provision and Use of Services);

“Business Day” means a day which is not a Saturday, Sunday or a public holiday in (i) Frankfurt am Main, Germany or (ii) if the governing law of an Individual TSA is not German law, where the Service Provider has its principal office;

“CCN” has the meaning given to that term in Master Schedule 5 (Change Procedure);

“Certificate of Performance” has the meaning given to that term in Clause 6.2.1(iii) (Handover Tasks and Steps);

“Certificate of Receipt” has the meaning given to that term in Clause 6.2.2(ii) (Alignment and Handover Meetings);

“Change” has the meaning given to that term in Clause 4.2 (Other Changes);

“Claimant Employees” has the meaning given to that term in Clause 19.2.3 (Employees);

“Contract Year” means any period of twelve (12) months commencing on the Conversion Effective Date or an anniversary thereof;

“Conversion” has the meaning given to that term in Preamble (A);

“Conversion Effective Date” means the date on which the Conversion becomes effective, which is the date the Conversion is recorded in the commercial register (Handelsregister);

“Cost Plus Basis” has the meaning given to that term in Clause 2.2.3(ii)(a) (Conclusion of Individual TSAs);

“Data Protection Legislation” means the following legislation to the extent applicable from time to time: (a) national laws implementing the Directive on Privacy and Electronic Communications (2002/58/EC); (b) the General Data Protection Regulation ((EU) 2016/679) and any national law issued under that Regulation; and (c) any other similar national privacy law including the German Federal Data Protection Act (Bundesdatenschutzgesetz);

“Data Transfer Framework Agreement” has the meaning given to that term in Clause 16.1.1 (Data Protection);

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“Dependent Service” has the meaning given to that term in Clause 9.2.2 (Service Termination by the Service Recipient);

“Dependent Service Element” has the meaning given to that term in Clause 5.2.1 (Dependence on Third Parties);

“Dispute” has the meaning given to that term in Clause 14.1 (Amicable Resolution);

“Effective Date” means the date of this Master TSA;

“Exceeding Claims” has the meaning given to that term in Clause 10.2.8 (Limited Liability);

“Excess Amount” has the meaning given to that term in Clause 7.2.3 (Invoicing Procedures);

“Excluded Service” means (i) any service that cannot legally be provided, (ii) any services that were provided by resources, which transferred to the Service Recipient or any of its Affiliates (before or after the Service Commencement Date) or (iii) any of the following services: (a) services provided under (aa) Continued Shared Contracts, (bb) Continued Tripartite Contracts, (cc) Continued Intercompany Agreements, (dd) Discontinued Shared Contracts; (ee) FSE Split Shared Contracts; (ff) FME Split Shared Contracts, (gg) Split Tripartite Contracts, (hh) Terminated Tripartite Agreements; (b) [●];

“Existing Agreements” means all agreements between a Service Provider and a Service Recipient existing immediately prior to the Conversion Effective Date relating to services similar to Services;

“Externs” has the meaning given to that term in Clause 19.1.5 (Responsibility for employees and external staff);

“FDT” means Fresenius Digital Technology GmbH;

“FDT IT Service” means a Service to be provided by FDT which is identified as an “FDT IT Service” in the respective Service Description;

“FME” has the meaning to that term in the parties’ section;

“Force Majeure Event” has the meaning given to that term in Clause 18.1 (No Liability);

“FSE” has the meaning given to that term in the parties’ section;

“Function Employees” has the meaning given to that term in Clause 19.3.1 (Transfer of Function Employees after the Service Term);

“Group” shall mean (i) in respect of FSE, FSE and its consolidated subsidiaries and (ii) in respect of FME, FME and its consolidated subsidiaries;

“Group Separation Agreement” has the meaning given to that term in Preamble (A);

“Handover Personnel” has the meaning given to that term in Clause 6.2.2(iii) (Alignment and Handover Meetings);

“Head Service” has the meaning given to that term in Clause 9.2.2 (Service Termination by the Service Recipient);

“Individual Party” has the meaning given to that term in Clause 2.2.7 (Conclusion of Individual TSAs);

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“Individual TSA” has the meaning given to that term in Clause 2.1.2 (Master TSA and Individual TSA);

“Intellectual Property Rights” means trademarks, service marks, trade names, domain names, get-up, logos, patents, inventions, registered and unregistered design rights, copyrights, database rights and all other similar rights in any part of the world including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations;

“Management Meeting” has the meaning given to that term in Clause 13.2 (Meetings);

“Master TSA” has the meaning given to that term in the parties’ section;

“Migration” has the meaning given to that term in Clause 6.1.1 (Transfer Report);

“Minor Change” is a change to a Service that does not have an impact on the receipt of the Service by the Service Recipient and does not otherwise have an adverse effect on the Service Recipient, unless such impact or effect is only immaterial;

“New Service Provider’s Intellectual Property” has the meaning given to that term in Clause 15.1.1 (Service Provider’s Ownership and Licence);

“Notice” has the meaning given to that term in Clause 20.9.1 (Notices);

“Omitted Service” has the meaning given to that term in Clause 2.2.3(i) (Omitted Services);

“Party” has the meaning given to this term in the parties’ section;

“Pension Commitments” has the meaning given to that term in Clause 19.2.2(iv) (Transfer of Employees / Indemnification);

“Personal Data” means all data and other information constituting personal data (as defined in the Data Protection Legislation) which is processed by the Service Provider in connection with the provision of the Services from time to time;

“Reference Period” has the meaning given to that term in Clause 3.1.2 (Provision and Use of Services);

“Relationship Manager” has the meaning given to that term in Clause 13.1 (Relationship Managers);

“Right” has the meaning given to that term in Clause 20.8 (Waiver);

“Ringfencing CDA” has the meaning given to that term in Clause 17.4 (Ringfencing of information);

“Service” means a transitional service specified in an Individual TSA;

“Service Charge” means the charges payable for each Service as set out in the relevant Individual TSA;

“Service Commencement Date” means the date from which a Service shall be provided. Unless otherwise specified in the relevant Service Description, the Service Commencement Date shall be the Conversion Effective Date;

“Service Description” means the description of a Service or Services attached to an Individual TSA;

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“Service Employees” has the meaning given to that term in Clause 19.1.1 (Responsibility for employees and external staff);

“Service Provider” means the entity identified in the pertinent Individual TSA as the person providing the relevant Service to the relevant Service Recipient;

“Service Provider’s Intellectual Property” has the meaning given to that term in Clause 15.1.2 (Service Provider Ownership and Licence);

“Service Recipient” means the entity identified in the pertinent Individual TSA as the person receiving the relevant Service from the relevant Service Provider;

“Service Recipient Data” means data and information relating to the Service Recipient’s business that is processed as part of the Services;

“Service Term” means the term of a Service as set out in the pertinent Individual TSA. Unless otherwise specified, each Service Term commences on the Conversion Effective Date and terminates [●] months from the Conversion Effective Date;

“Shortfall Amount” has the meaning given to that term in Clause 7.2.4 (Invoicing Procedures);

“Stranded Costs” means any costs or charges already incurred or that will become due for payment by the Service Provider at or following the date of termination of this Master TSA in anticipation of providing the terminated Services for the full Service Term, where such costs or charges cannot be eschewed prior to the end of the full Service Term;

“Successor Operator” means the entity or entities (which may include the Service Recipient or any member of its Group) succeeding the Service Provider in the provision or operation of services similar to or part of the Services;

“Tax Authority” means any federal, state or local governmental authority or other public body (including any kind of court) competent to impose any liability in respect of Taxes, responsible for the administration, imposition, collection, enforcement of any Tax or any decision upon any Tax;

“Tax” means any federal, state or local tax within the meaning of section 3 para. 1 German Fiscal Code (Abgabenordnung), and any equivalent public imposition under non-German law;

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under this Master TSA or any Individual TSA;

“Term” has the meaning given to that term in Clause 9.1 (Term);

“Third Party Agreement” means any agreement between the Service Provider, or a member of the Service Provider’s Group, and a third party for the provision of goods, a service, lease or licence relating to, or necessary for, the provision of a Service and irrespective of entered into before or after the date of this Master TSA;

“Third Party Consent” means any permission, consent, licence, agreement or authorisation required from a third party, whether under a Third Party Agreement or otherwise, for the provision of a Service by the Service Provider, or their receipt by the Service Recipient;

“Third Party Consent Costs” has the meaning given to that term in Clause 5.1.3 (Third Party Consents);

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“Third Party Supplier” means any third party providing goods, a service, lease or licence under a Third Party Agreement;

“Transfer of Employees” has the meaning given to that term in Clause 19.3.1 (Transfer of Function Employees after the Service Term);

“Transfer Regulations” means the Acquired Rights Directive (EC 23/2001), any legislation implementing the Acquired Rights Directive and any other legislation under the laws of any jurisdiction having the effect of automatically transferring employees’ employment on the transfer of a business or undertaking;

“Transfer Report” has the meaning given to that term in Clause 6.1.3 (Transfer Report);

“VAT” means any value added tax in the meaning of the Council Directive 2006/112/EC of 28 November 2006 on the common system of value added tax as amended and as implemented in local law or any kind of similar or comparable Tax in a jurisdiction outside of the European Union; and

“VATable Supply” has the meaning given to that term in Clause 7.7.1 (VAT).

2	Interpretation
2.1	Singular, Plural, Gender

References to one gender include all genders and references to the singular include the plural and vice versa.

2.2	References to Persons and Companies

References to:

2.2.1	a person include any company, partnership or unincorporated association (whether or not having separate legal personality); and
2.2.2	a company shall include any company, corporation or any body corporate, wherever incorporated.
2.3	Schedules etc.

References to this Master TSA shall include any Recitals, Preambles, Clauses and Schedules to it and references to Recitals, Preambles, Clauses and Schedules are to recitals, preambles, clauses of, and schedules to, this Master TSA. References to paragraphs are to paragraphs of the Schedules.

2.4	Information

References to books, records or other information mean books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

2.5	Modification etc. of Statutes

References to a statute or statutory provision include:

2.5.1	that statute or provision as from time to time modified, re-enacted or consolidated whether before or after the date of this Master TSA; and
2.5.2	any subordinate legislation made from time to time under that statute or statutory provision which is in force at the date of this Master TSA.
2.6	Legal Terms

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References to any German legal term shall, in respect of any jurisdiction other than Germany, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.

2.7	Non-limiting Effect of Words

The words “including”, “include”, “in particular” and words of similar effect shall not be deemed to limit the general effect of the words that precede them.

2.8	Order of Precedence
2.8.1

Subject to Clause 2.8.3 (Order of Precedence) of this Master Schedule 1 (Definitions and Interpretation), if there is any conflict, apparent conflict or ambiguity in or between any of the sections of the Master TSA set out below, the sections will be applied in the following order of precedence with the sections higher in the order of precedence prevailing over the sections lower in the order of precedence:

(i)	the Clauses;
(ii)	the Schedules; and
(iii)	any other document referred to in this Master TSA

unless the section lower in hierarchy clearly states the section higher in hierarchy from which it deviates with an explicit reference to the section higher in hierarchy.

2.8.2

Subject to applicable law, where any provision of any Individual TSA conflicts with any provision of this Master TSA (including to the extent this Master TSA applies to and is incorporated into the Individual TSA), the provisions of the Individual TSA shall prevail.

2.8.3

In the event of a conflict between the provisions of the Clauses of the Master TSA, its Schedules, any other document referred to in this Master TSA, and/or any Individual TSA with the provisions of the Data Protection Framework Agreements, the provisions of the Data Protection Framework Agreements shall prevail.

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Master Schedule 2

Template Individual TSA

Individual Agreement for Transitional Services No. [●]

This Individual Agreement for Transitional Services No. [●] (the “Individual TSA”) is entered into by and between

(1)	[FME or FSE entity, as applicable, that provides services], a [●] incorporated under the laws of [●], registered with [●] under [●], (“Service Provider”); and
(2)	[FME or FSE entity, as applicable, that receives services], a [●] incorporated under the laws of [●], registered with [●] under [●], (“Service Recipient”)

(each, an “Individual Party”, and collectively, the “Individual Parties”).

Preamble

(A)

FSE and FME plan to deconsolidate FME Group from FSE Group by changing FME’s legal form from a partnership limited by shares (Kommanditgesellschaft auf Aktien) to the legal form of a stock corporation (Aktiengesellschaft) under German law (the “Conversion”). As a result of the Conversion, FME Group will be separated from FSE Group pursuant to, among others, that certain group separation agreement made between FSE and FME in connection with the Conversion (the “Group Separation Agreement”).

(B)

FSE and certain companies of FSE Group have agreed to provide or procure the provision of certain transitional services to FME and certain companies of FME Group, and FME and certain companies of the FME Group have agreed to provide or procure the provision of certain transitional services to FSE and certain companies of FSE Group as of the Conversion Effective Date, in accordance with and subject to the terms of the Master TSA and in accordance with and subject to the terms of Individual TSAs to be concluded by the relevant companies of FME Group and FSE Group that provide respectively receive a transitional service.

(C)

Service Provider and Service Recipient have agreed to enter into this Individual TSA on the provision of transitional services by Service Provider to Service Recipient as further defined in Individual Schedule 1 (Services and Charges).

Now, therefore, it is agreed as follows:

1	Incorporation of Terms and Conditions of Master TSA

The terms and conditions of the Master TSA are herewith incorporated into this Individual TSA by reference and thereby made an integral part of this Individual TSA as if set forth in this Individual TSA, subject to the amendments set forth in Clause 2 of this Individual TSA.

2	Amendments to Incorporated Terms and Conditions of Master TSA
2.1	Terms and Conditions not incorporated by reference
2.1.1

The following clauses of the Master TSA shall not be incorporated pursuant to Clause 1 of this Individual TSA, but the respective heading shall be kept to preserve numbering with all content being replaced with the remark “[Intentionally left blank]”:

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(i)	Clause 2 (Structure and Individual TSAs);
(ii)	Clause 6.1 (Transfer Report);
(iii)	Clause 7.7.1 sentence 3 (VAT);
(iv)	Clause 11 (Insurance);
(v)	Clause 12.3 (Parent company guarantee);
(vi)	Clause 19.3 (Transfer of Function Employees after the Service Term)
(vii)	Clause 20.9 (Notices); and
(viii)	Clause 20.13 (Governing Law and Arbitration).
2.1.2

The following schedules to the Master TSA shall not be incorporated by reference, but the respective heading shall be kept to preserve numbering with all content being replaced with the remark “[Intentionally left blank]”:

(i)	Master Schedule 2 (Template Individual TSA);
(ii)	Master Schedule 3 (Envisaged Individual TSAs); and
(iii)	Master Schedule 14 (Function Employees Transfer).
2.2	Terms and Conditions incorporated subject to amendments
2.2.1	In all clauses incorporated pursuant to Clause 1 of this Individual TSA,
(i)	references to the Parties shall be read as references to the Individual Parties;
(ii)	references to a Party shall be read as references to an Individual Party; and
(iii)	references to the Master TSA shall be read as references to this Individual TSA.
2.2.2	Clause 9.1 (Term) of the Master TSA shall be incorporated pursuant to Clause 1 of this Individual TSA amended as follows:
“9.1	Term

This Individual TSA shall commence on the Service Commencement Date and, subject to earlier termination in accordance with its terms, shall terminate at the end of the last remaining Service Term (the “Term”).”

2.2.3	Clause 9.11.2 of the Master TSA shall be incorporated pursuant to Clause 1 of this Individual TSA amended as follows:
“9.11.2

In the event of a termination (Beendigung) of the Master TSA, this Individual TSA shall remain unaffected, and the terms and conditions of the Master TSA shall apply to this Individual TSA as if it were not terminated (beendet).”

2.2.4	Clause 10.2.2 (Limited Liability) of the Master TSA shall be incorporated pursuant to Clause 1 of this Individual TSA amended as follows:
“10.2.2

If an Individual Party is liable pursuant to Clause 10.1.2 (Unlimited Liability) and Clause 10.2.1 (Limited Liability), its aggregate liability per Contract Year for damage or loss caused under or in connection with this Individual TSA, regardless of the nature, basis and form of the claim, shall

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not exceed a maximum of one hundred per cent (100%) of the Service Charges payable under this Individual TSA in the Contract Year in which the damage or loss was caused.”

2.2.5	Clause 13.1 (Relationship Managers) of the Master TSA shall be incorporated pursuant to Clause 1 of this Individual TSA amended as follows:

“13.1Relationship Managers

Each Individual Party appoints a relationship manager who will be the principal point of contact in relation to issues arising out of this Individual TSA or the performance of the Services (the “Relationship Manager”) as follows:

13.1.1Relationship Manager of Service Recipient: [●];

13.1.2Relationship Manager of Service Provider: [●].

Either Individual Party may change the identity of its Relationship Manager at any time by written notice to the other.”

2.2.6	Clause 16.1.2 (Data Protection) of the Master TSA shall be incorporated pursuant to Clause 1 of this Individual TSA amended as follows:
“16.1.2

The Individual Parties, on their own behalf and – in case of the Service Recipient – on behalf of the Affiliated Recipients receiving Services under this Individual TSA, as the case may be, hereby accede and become parties to the DTFA, unless they are already parties to the DTFA. Each of them will remain a party to the DTFA until the DTFA ends or a termination of such party becomes effective. I.e., the terms of other agreements, such as the Master TSA or this Individual TSA, do not have any effect on whether such party is a party to the DTFA. Any termination of the DTFA of such party shall have effect for such party only and does not affect the effectiveness of the DTFA for its other parties.”

2.2.7	Clause 20.3.2 (Variation) of the Master TSA shall be incorporated pursuant to Clause 1 of this Individual TSA amended as follows:
“20.3.2

This Individual TSA may only be terminated by an Individual Party with the consent of FSE (in case of termination by a FSE Affiliate) or FME (in the case of termination by a FME Affiliate), and the terms and conditions may only be amended or waived with the consent of both FSE and FME. The right of the Service Provider to amend this Individual TSA in accordance with Clause 4.1 of the Master TSA remains unaffected.”

2.2.8	Master Schedule 1 (Definitions and Interpretation) of the Master TSA shall be incorporated pursuant to Clause 1 of this Individual TSA amended so that the following definitions read as follows:

“Contract Year” means the any period of twelve (12) months commencing on the Service Commencement Date or an anniversary thereof;

“FME” has the meaning given to that term in the Master TSA;

“FSE” has the meaning given to that term in the Master TSA;

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“Individual Party” has the meaning given to that term in the parties’ section;

“Individual TSA” or “Agreement” means this agreement;

“Master TSA” means that certain master agreement for provision of transitional services made between Fresenius SE & Co. KGaA and Fresenius Medical Care AG & Co. KGaA in accordance with the Group Separation Agreement;

“Service” means a transitional service specified in Individual Schedule 1 (Services and Charges) to this Individual TSA;

“Service Charge” means the charges payable for each Service as set out in the relevant Service Description in Individual Schedule 1 (Services and Charges) to this Individual TSA;

“Service Commencement Date” means the date from which a Service shall be provided as set out in the relevant Service Description in Individual Schedule 1 (Services and Charges) to this Individual TSA. Unless otherwise specified in the relevant Service Description, the Service Commencement Date shall be the Conversion Effective Date;

“Service Description” means the description for a Service in Individual Schedule 1 (Services and Charges) to this Individual TSA;

“Service Term” means the term of a Service as set out in the pertinent Service Description in Individual Schedule 1 (Services and Charges) to this Individual TSA. Unless otherwise specified in the relevant Service Description, the Service Term commences on the Conversion Effective Date and terminates [●] months from the Conversion Effective Date; and

“Term” has the meaning given to that term in Clause 2.2.2 (Term) of this Individual TSA.

3	Reference to a Clause

A reference to a Clause in this Individual TSA and in the Master TSA shall be read as a reference to a Clause of the Master TSA, unless the concrete circumstances indicate that a clause of another document is meant.

4	Migration

The Service Provider shall review the draft transfer report submitted to it for review in accordance with Clause 6 (Migration) of the Master TSA and provide comments within fifteen (15) calendar days of the meeting referenced in Clause 6.1.2 (Transfer Report) of the Master TSA.

5	Miscellaneous
5.1	Notices
5.1.1

Any notice or other communication in connection with this Individual TSA (each, a “Notice”) shall be in writing (email with scan of hand-signed document sufficient, text form pursuant to section 126b of the German Civil Code (Bürgerliches Gesetzbuch) otherwise not sufficient).

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5.1.2	A Notice to Service Recipient shall be sent to the following address, or such other person or address as Service Recipient may notify to Service Provider from time to time:

Address: [●]

Attention: [●]

with a copy to: [●]

5.1.3	A Notice to Service Provider shall be sent to the following address, or such other person or address as Service Provider may notify to Service Recipient from time to time:

Address: [●]

Attention: [●]

with a copy to: [●]

5.2	Governing Law and Arbitration
5.2.1

This Individual TSA and any contractual rights and obligations arising therefrom shall be exclusively governed by and construed in accordance with German law, excluding conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods (CISG). Any non-contractual rights and obligations in connection with this Individual TSA shall also be governed by and construed in accordance with German law.

5.2.2

The Individual Parties shall try to settle any disputes amicably in accordance with Clause 14.1 (Amicable Resolution) of the Master TSA. If it is not possible to reach such an amicable settlement, all disputes arising out of or in connection with this Individual TSA, or its validity shall be finally and completely settled with the Arbitration Rules of the German Arbitration Institute (DIS) without recourse to the ordinary courts of law. The arbitral tribunal shall be comprised of three members. The seat of the arbitration is Frankfurt am Main, Germany. The language of the arbitration shall be English. If mandatory law requires the issue to be decided upon by an ordinary court of law, the place of jurisdiction is Frankfurt am Main, Germany.

5.2.3

Unless the Individual Parties agree otherwise, the Individual Parties and their outside counsel who are involved in the arbitration shall not disclose to anyone any information concerning the arbitration, including in particular the existence of the arbitration, the names of the Individual Parties, the nature of the claims, the names of any witnesses or experts, any procedural orders or awards, and any evidence that is not publicly available. Disclosures may nonetheless be made to the extent required by applicable law, by other legal duties, or for purposes of the recognition and enforcement or annulment of an arbitral award. No award or procedural order made in the arbitration shall be published.

- signatures on next page -

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[SERVICE PROVIDER]	[SERVICE PROVIDER]

(Date)	(Date)

(Signature)	(Signature)

By:	By:

(Name in block letters)	(Name in block letters)

Function:	Function:

[SERVICE RECIPIENT]	[SERVICE RECIPIENT]

(Date)	(Date)

(Signature)	(Signature)

By:	By:

(Name in block letters)	(Name in block letters)

Function:	Function:

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Individual Schedule 1

Services and Charges

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Master Schedule 3

Envisaged Individual TSAs

No	Title of Individual TSA
1	Corporate Finance / Global Treasury
2	Corporate HR
3	Reverse HR FSE
4	Reverse HR FDT
5	Reverse HR Kabi AG
6	Reverse HR Kabi D GmbH
7	Regulatory
8	Trademarks
9	Cybersecurity
10	CBC
11	Fleet Management
12	FDT IT Service 1a –FME
13	FDT IT Service 1a –FMC Renal Care
14	FDT IT Service 1a – China 1
15	FDT IT Service 1a – China 2
16	FDT IT Service 1a – China 3
17	FDT IT Service 1a – FME Shanghai
18	FDT IT Service 1a – FME Asia Pacific
19	FDT IT Service 1a – FME D GmbH
20	FDT IT Service 1a – FME China
21	FDT IT Service 1a – FME Middle East
22	FDT IT Service 1a – FME Philippines
23	FDT IT Service 1a – FME R&D Shanghai
24	FDT IT Service 1a – FME Solutions
25	FDT IT Service 1a – FME Taiwan
26	FDT IT Service 1a – Mindanao Renal Care
27	FDT IT Service 1a – Asia Renal Care
28	FDT IT Service 1b – FME
29	FDT IT Service 1b – FME Adsorber

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No	Title of Individual TSA
30	FDT IT Service 1b – FME Asia Pacific
31	FDT IT Service 1b – FME D GmbH
32	FDT IT Service 1b – FME Holdings
33	FDT IT Service 1b – FME Philippines
34	FDT IT Service 1b – FME SMAD
35	FDT IT Service 1b – Nephrocare
36	IT Reverse – Kabi Asia Pacific
37	IT Reverse – Kabi Malaysia
38	IT Reverse – Kabi Philippines
39	IT Reverse – Kabi Taiwan
40	IT Reverse – Kabi Japan
41	IT Reverse – Kabi Mexico
42	Fixed Asset Accounting

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Master Schedule 4

FDT IT Services

Part A – General Provisions

1	Terms

In this Master Schedule 4 (FDT IT Services) the following terms shall be read as follows:

“Acceptance”	means the acknowledgement by the Service Recipient to the Service Provider that the Project or Service has been received as defined in the respective Individual TSA;

“Additional Service Recipients”	has the meaning given to that term in Clause 4.1.1 (Additional Service Recipients) of this Master Schedule 4 (FDT IT Services);

“CIP”	has the meaning given to that term in Clause 23.1 (Project Management Method) of this Master Schedule 4 (FDT IT Services);

“Customer”	means Service Recipient as defined in Schedule 1 (Definitions and Interpretation) the Master TSA;

“Defects”	has the meaning given to that term in Clause 15.1 (Defects and Warranty) of this Master Schedule 4 (FDT IT Services);

“Emergency Support Service”	means support services for FDT IT Services outside the regular service times as described in the Individual TSA;

“FDT”	means Service Provider in Clauses 7 et seq. (unless the context requires otherwise) and means Fresenius Digital Technology GmbH in all other Clauses;

“FME”	means Service Recipient in Clauses 7 et seq. (unless the context requires otherwise) and means Fresenius Medical Care AG & Co. KGaA in all other Clauses;

“GxP”	means good practice guidelines as applicable and agreed, e.g., GMP (Good Manufacturing Practice);

“Incident”	is any event, which is not part of the standard operation of a FDT IT Service and which causes an interruption to, or a reduction in the quality of the FDT IT Service including Defects;

“Individual Service Agreement”	means an agreement between the Individual Parties with respect to an Individual Service;

“Individual Service”	means a service which is not (yet) covered via the Service Catalog for Standard Services contained in the respective Schedule 2 of each of the Individual TSAs;

“IT Steering Committee”	has the meaning given to that term in Clause 5.2 (IT Steering Committee) of Master Schedule 4 (FDT IT Services);

“Known Error”	is a problem that has a documented root cause and a workaround;

“MSD”	means the Master Service Description set forth in Part C of Master Schedule 4 (FDT IT Services);

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“Operation Units”	mean the local units of FME and FDT involved in the daily management of service operation at an operational level;

“Person Days”	means the time period of eight (8) business hours;

“Price List”	means FDT’s standard price list “Summary of Standard Services, Prices and Charging Conditions” referenced in the respective Schedule 2 of each Individual TSA;

“Problem”	means a cause of one or more Incidents, whereas the cause is not usually known at the time a Problem is created;

“Project Leading Committee”	means a specific steering committee in connection with a Project;

“Project”	means a temporary endeavor with defined time, budget and scope in order to develop or implement a FDT IT Service;

“RfC”	means a request for a Technical Change submitted by FME or FDT;

“Service Agreement”

means any agreement between the Individual Parties with respect to any standard or individual services provided by the Service Provider to the Service Recipient under the respective Individual TSAs and includes the Individual Service Agreements and Standard Service Agreements;

“Service Catalogue”	means the catalogue of FDT’s Standard Services referenced in the respective Schedule 2 of each of the Individual TSAs;

“Service Change”	means a Change with respect to the type, scope, price or quality of a FDT IT Service or any other Change with an impact on a FDT IT Service;

“Service Component Description”	means description of in-scope and out-of-scope activities, availability of the Service, the order process, and optionally selectable service features;

“Service Desk”	means a single point of contact for Service Recipient employees requiring IT support;

“Service Level”	means those service standards in relation to a FDT IT Service which are to be achieved by the Service Provider and which are specified in a Service Agreement relating to a specific Service;

“Service Request”	means any kind of request by the Service Recipient for the provision of a FDT IT Service;

“Standard Service Agreement”	means an agreement between the Individual Parties regarding Standard Services based on the Service Catalogue;

“Standard Service”	means a FDT IT Service which covers recurring Service Recipient requests as defined in a Service Catalogue and agreed in a Standard Service Agreement;

“Standard Software”	has the meaning given to that term in Clause 14.5 (Rights of Use and Intellectual Property Rights) of this Master Schedule 4 (FDT IT Services);

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“Systems”	means the hardware and/or operating software needed for the provision of the FDT IT Services;

“Technical Changes”	means the addition, modification or removal of hardware and software that could have an effect on FDT IT Services; and

“Third Party”	means a person or company other than FDT or FME or any of their respective Affiliates.

2	Replacement of General Agreement

The General Agreement 2013 between FME and FDT dated 18 February 2013, as amended from time to time, and all Service Agreements and “Service Level Agreements” made between FDT or Fresenius Digital Technology (Beijing) Co., Ltd. on one hand and FME or an FME Group company on the other hand shall hereby be terminated in accordance with Section 2.5.4 of the Group Separation Agreement and replaced by the Individual TSAs regarding FDT IT Services.

3	Provisions not applicable to FDT IT Services

The following provisions shall not apply to FDT IT Services:

(i)	Clause 4.2 (Changes) of the Master TSA;
(ii)	Clause 10 (Liability) of the Master TSA;
(iii)	Clause 13 (Governance) of the Master TSA;
(iv)	Clause 14 (Dispute Resolution) of the Master TSA; and
(v)	Clause 15 (Intellectual Property Rights) of the Master TSA.
4	Additional Service Recipients
4.1.1

Individual Schedule 2 (Eligible Additional Service Recipients) to an Individual TSA may identify Group companies of the Service Recipient as eligible to become service recipients under a direct Individual TSA with FDT (“Additional Service Recipients”).

4.1.2

Where eligible Additional Service Recipients are so identified, the Service Recipient (i) enters into such Individual TSA acting in its own name and (ii) acting as a representative without power of attorney (Vertreter ohne Vertretungsmacht) enters into identical Individual TSAs on behalf of the eligible Additional Service Recipients.

4.1.3	Upon an eligible Additional Service Recipient requesting a Service via the service management tool or receiving a Service,
(i)	such eligible Additional Service Recipient shall be deemed to have approved (genehmigt) the Individual TSA entered in to on its behalf by the Service Recipient; and
(ii)	as long as such eligible Additional Service Recipient has not declared to both FDT and FME its approval (Genehmigung) of its entry into such identical Individual TSA
(a)

the Service Recipient shall procure that such eligible Additional Service Recipient complies with the terms and conditions of the respective Individual TSA deemed approved (genehmigt) pursuant to Clause 4 (Additional Service Recipients); and

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(b)

the Service Recipient shall indemnify the Service Provider against any losses suffered as a result of such eligible Additional Service Recipient disputing that Individual TSA entered into on its behalf by the Service Recipient is approved (genehmigt) by it.

4.1.4

Where required under applicable law, regulation or requests of local authorities, if any, FDT will upon request of an Additional Service Recipient countersign a written confirmation evidencing that an Individual TSA on the provision of FDT IT Services between such Additional Service Recipient and FDT has come into force pursuant to this Clause 4 (Additional Service Recipients).

4.1.5

The option to add Additional Service Recipient according to this Clause 4 (Additional Service Recipients) shall not apply to Individual TSAs entered into by Additional Service Recipients in accordance with this Clause 4 (Additional Service Recipients).

4.1.6

The Individual TSAs entered into by the Additional Service Recipients may be terminated in accordance with their terms and applicable law, and any term may be amended or waived as agreed between the Service Recipient and Service Provider party to the Individual TSA which forms the basis of the identical Individual TSA entered into by the Additional Service Recipient without the consent of the respective Additional Service Recipient.

4.1.7

The Additional Service Recipients agree that variations of the respective Individual TSA entered into by the Service Recipient which forms the basis of the identical Individual TSA entered into by the Additional Service Recipient pursuant to Clause 4.1.2 (Additional Service Recipients) shall automatically result in corresponding variations of the identical Individual TSA entered into by Additional Service Recipients unless such variations would result in noncompliance with applicable law.

5	Governance and Dispute Resolution for FDT IT Services
5.1	IT Relationship Managers

Each Party appoints a relationship manager who will be the principal point of contact in relation to issues relating to FDT IT Services arising out of this Master TSA and any issues relating to FDT IT Services on the level of the Individual TSAs escalated to them (the “IT Relationship Manager”) as follows:

5.1.1	IT Relationship Manager of FDT: Kulbir Thind (Senior Vice President Application Operation);
5.1.2	IT Relationship Manager of FME: Andrew Croft (Global Head – Enterprise Platforms & Business Partners).

Either Party may change the identity of its IT Relationship Manager at any time by written notice to the other Party.

5.2	IT Steering Committee

Each Party nominates members to form an IT steering committee to work alongside the IT Relationship Managers to coordinate and manage the formation, delivery and execution of the FDT IT Services (the “IT Steering Committee”). The composition of the IT Steering Committee will be as follows:

5.2.1	from FME:

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(i)	CIO FME (currently Stuart McGuigan); and
(ii)	Global Head – Enterprise Platforms & Business Partners FME (currently Andrew Croft)
5.2.2	from FDT:
(i)	CIO FSE (currently Ingo Elfering); and
(ii)	Senior Vice President Application Operation FDT (currently Kulbir Thind).
5.3	Meetings
5.3.1

Every month (or at such other frequency as the Parties may agree) the Parties shall procure that their respective IT Relationship Managers meet (each such meeting a “IT Management Meeting”) for the purposes of:

(i)	considering any issues arising out of the performance of the FDT IT Services or the Migration of FDT IT Services;
(ii)	discussing the current status of any Changes relating to FDT IT Services; and
(iii)	considering any other issues arising under or in connection with this Master TSA or any Individual TSA with respect to FDT IT Services.
5.3.2

Every fortnight during the initial two (2) months following the Conversion Effective Date and every month thereafter during the relevant Service Term (or at such other frequency as the Parties may agree) the Parties shall procure that the IT Steering Committee meets (each such meeting a “IT Steering Committee Meeting”) for the purposes of:

(i)	discussing issues arising from the performance of the FDT IT Services or the Migration of FDT IT Services which may have considerable impact on the Service Provider or the Service Recipient;
(ii)	considering and deciding on issues raised by the IT Relationship Managers.
5.4	Dispute resolution for FDT IT Services
5.4.1

The Parties shall attempt to resolve any dispute in relation to any aspect of, or failure to agree any matter arising in relation to, FDT IT Services with respect to this Master TSA or any document agreed or contemplated as being agreed pursuant to this Master TSA (an “IT Dispute”) informally:

(i)	through discussion following written notification thereof by their IT Relationship Managers; and
(ii)

if they cannot resolve the IT Dispute within fifteen (15) Business Days following written notification of the IT Dispute being raised, then the IT Dispute may be referred by either Party to the IT Steering Committee; and

(iii)

if the IT Steering Committee cannot resolve the IT Dispute within thirty (30) Business Days following written notification of the IT Dispute being raised by a IT Relationship Manager pursuant to Clause 5.4.1(i) (Dispute resolution for FDT IT Services) of this Master Schedule 4 (FDT IT Services), then the IT Dispute may be referred by either Party to the Chief Financial Officer of FSE and the Chief Financial Officer of FME; and

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(iv)

if, within fifteen (15) Business Days of the IT Dispute having been referred in accordance with Clause 5.4.1(iii) (Dispute resolution for FDT IT Services) of this Master Schedule 4 (FDT IT Services) no agreement has been reached, the dispute resolution process shall be deemed to have been exhausted in respect of the IT Dispute, and each Party shall be free to pursue the rights granted to it by this Master TSA in respect of such IT Dispute without further reference to the dispute resolution process.

5.4.2

The time periods set forth in Clause 5.4.1 (Dispute resolution for FDT IT Services) of this Master Schedule 4 (FDT IT Services) shall be each reduced to five (5) Business Days, where this is requested by a Party and is reasonably required given the urgency and severity of the matter concerned.

5.4.3

The provisions of this Clause 5.4 (Dispute resolution for FDT IT Services) of this Master Schedule 4 (FDT IT Services) shall not prevent either Party from applying for interim relief whilst the Parties attempt to resolve an IT Dispute.

6	Pricing principles and price adjustment
6.1

The Service Charges for FDT IT Services under the Individual TSA for “non-SAP IT Services” are based on the charges prior to the Conversion Effective Date and will not be switched to the “New Financial and Legal Model – NFLM” during the Service Term.

6.2

To the extent the costs of FDT for producing the FDT IT Services increase due to inflation or increased external costs (licenses, cloud services, etc), FDT shall be entitled to pass such cost increase on to the Service Recipient and to amend the Service Charges accordingly. FDT shall notify the Service Recipient in writing at least one (1) month prior to applying the increased Service Charge, providing proof of the increase in costs incurred. In case of objections of the Service Recipients to the increased Service Charge, Clause 5.4.1 (Dispute resolution for FDT IT Services) of this Master Schedule 4 (FDT IT Services) shall apply.

6.3

To the extent the costs of FDT for producing the FDT IT Services decrease due to deflation or decreased external costs, FDT shall be obliged to pass such cost decrease on to the Service Recipient and to amend the Service Charges accordingly, provided that this shall not apply to the extent the amended Service Charge would not cover the actual costs of the Service on a Cost Plus Basis. FDT shall provide a reasonably detailed explanation of the calculation of the decreased Service Charge, but shall not be obliged to open its books for the Service Recipient. In case of objections of the Service Recipient to the decreased Service Charge, Clause 5.4.1 (Dispute resolution for FDT IT Services) of this Master Schedule 4 (FDT IT Services) shall apply.

6.4

The Service Charges for the FDT IT Services under the Individual TSA for “SAP IT Services” are based on the charges prior to the Conversion Effective Date and FDT is entitled to unilaterally replace the pricing principles applied to FDT IT Services under the Individual TSA for “SAP IT Services” during the Service Term with pricing principles on a Cost Plus Basis in the context of the “New Financial and Legal Model – NFLM” project ongoing since 2021 upon its adoption by FSE. Doing so shall not constitute a Change and shall not require the respective Service Recipient’s consent. Upon such replacement, Clause 6.2 (Pricing principles and price adjustment) of this Master Schedule 4 (FDT IT Services) shall cease to apply for “SAP IT Services”.

7	Migration of non-SAP Services

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7.1

Clause 6.1.1 to Clause 6.1.3 (Transfer Report) of the Master TSA as incorporated into Individual TSA shall not apply to the Individual TSA for “non-SAP IT Services”. The Parties have agreed to effect Migration of the corresponding Services by way of the “FME IT Carve-Out Project”, delivered as “Carve Out Factory” approach, i.e., FDT contracts a third party outsourcing provider (the “Carve-Out Provider”) to separate jointly used systems and data, transform non-SAP IT Services if required for separation, and ultimately take over delivery responsibility for all non-SAP IT Services. In the context of the FME IT Carve-Out Project, the Parties shall agree on the separation of hardware, software, source code, data and other assets currently owned or licensed and software licenses, maintenance contracts and other service agreements currently held by FDT or other FSE Group companies in relation to the non-SAP IT Services.

7.2

Once (i) separation, transformation and transition of delivery responsibility for all FDT non-SAP IT Services to the Carve-Out Provider and (ii) transfer of relevant assets and contracts to FME Group is completed, FDT transfers its contract relationship with the Carve-Out Provider to FME, thus completing the carve-out. For this purpose, FME and FDT entered into a project agreement dated 28 September 2023, which constitutes the Transfer Report pursuant to Clause 6 (Migration) of the Master TSA for the Individual TSA for “non-SAP IT Services”. The transfer or disposition of assets and contracts shall be set out in the project agreement. The Parties shall reflect any transfer of assets or contracts during the Service Term in the corresponding Individual TSA for “non-SAP IT Services” by means of Changes.

Part B – Special IT Terms

8	Contractual Structure and Scope of Application

The individual Services to be provided by FDT may qualify as service, work, rent or similar type of contract under civil law or a combination of various types of contracts defined under civil law. The Parties shall mutually agree and define the relevant obligations and the type of contract in an Individual TSA, as far as possible, in order to clarify the applicable legal regulations and obligations of the Parties.

9	FDT’s Duties
9.1	FDT will provide Services in the area of information technology to FME. Individual Services and details are specified in an Individual TSA.
9.2	FDT shall
9.2.1

render the Services in accordance with the provisions defined in the Individual TSA and, where applicable and where defined, at the place/location defined in a specific Service Description in an Individual TSA or, if not defined, at the location mutually agreed by both Parties;

9.2.2

render its Services in compliance with applicable statutory accident prevention regulations, applying to FDT and FME, if notified by FME of the relevant regulations, as well as applicable statutory health and safety regulations;

9.2.3

deliver services in compliance with the applicable service levels, and free of material Defects with respect to specifications for the Services, but at least in accordance with the (i) standard and service levels to which they were on average provided during the Reference Period; and (ii) standards equal to those afforded to members of the FSE’s Group from time to time on a like-for-like basis (i.e., same service, same price, same conditions), it being understood that Clause 3.2.1 and 3.2.2 of the

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Master TSA as incorporated into this Individual TSA shall not apply. For “SAP IT Services” FDT and FME shall use all reasonable efforts to mutually agree on (i) appropriate service levels, including critical service levels, monitoring and service credits, as well as (ii) a binding improvement plan for the implementation of the agreed service levels and other improvements by FDT for SAP IT Services” within six (6) months from Conversion Effective Date;

9.2.4

comply, and procure that any of its sub-contractors complies, with FME’s security and control regulations and systems provided that FDT has been notified hereof at a reasonable time before the commencement of FDT’s performance;

9.2.5	procure licenses as agreed in Clause 14 (Rights of Use and Intellectual Property Rights) of this Master Schedule 4 (FDT IT Services);
9.2.6

provide and use appropriate verification tools to monitor and measure compliance with any service levels agreed in an Individual TSA, whereas such verification tool shall be appropriate if it measures the items to be measured according to the verification method agreed between the Parties in connection with such service level; whether non-compliance with agreed service levels results in legal consequences shall be agreed in the relevant Individual TSA;

9.2.7

be obliged to comply with the license terms of the third party licensor and not use the software in violation of such license. In particular, FDT shall notify FME of any violations of such license agreement and terms defined therein;

9.2.8

allow FME or an agent of FME to audit whether FDT’s use of the software is consistent with the rights granted to FDT herein upon request by FME and provided there is a legitimate interest therein and to give full co-operation to FME or its agent carrying out such audit. In case of an audit by the licensor with respect to compliance of FME with the licensing conditions, FDT shall reasonably assist FME in providing the information reasonably requested by the licensor in connection with such audit; and

9.2.9

provide FME with documents and information and, upon FME’s reasoned request and subject to reasonable advance notice, access to FDT’s premises where FDT provides Services from (but excluding premises of FDT’s subcontractors) during FDT’s normal business hours, which FME reasonably requires to fulfil its statutory and regulatory obligations with regard to the monitoring and management of cybersecurity risks, including FME’s reporting and disclosure obligations under Item 16K of Securities and Exchange Commission (SEC) Form 20-F and SEC Form 6-K, or any substitute or replacement form or forms, as the same may be in effect from time to time. FME shall reimburse FDT for the internal and external cost incurred by FDT in complying with FME’s requests.

9.3	FDT is not obliged to deliver the source code unless such obligation is agreed upon in the Individual TSAs.
10	Use of Subcontractors
10.1

In deviation from Clause 20.1.1 (Sub-Contractors) of the Master TSA, FDT may use subcontractors for rendering the services in its own discretion. In no event will FDT be relieved of its obligations under an Individual TSA as a result of its use of any subcontractors. FDT shall inform FME of any subcontractors used upon written request of FME.

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10.2

FDT’s obligations for imposing duties of secrecy and compliance with an obligation towards FME on subcontractors shall be governed by Clause 13 (Privacy Law/Safety/Compliance with GxP) of this Master Schedule 4 (FDT IT Services) and FDT shall ensure that all subcontractors are subject to and comply with the same obligations as are imposed on FDT under the terms agreed in the Individual TSA.

11	FME’s Duties
11.1	FME shall
11.1.1	provide all required reasonable assistance and co-operate with FDT including
(i)	the assignment of competent staff to a reasonable extent for problem solution.
(ii)	the assignment, supervision and control of FME staff and capacities.
(iii)	the assurance that FME employees will comply with FME´s guidelines implemented for the use of the services, data and applications.
11.1.2

provide to FDT all relevant information and documentation reasonably required by FDT for the provision of the Services under the Individual TSA, including any (internal) guidelines or regulations FDT shall comply with when providing the Services.

11.1.3

if required, grant FDT and its agents and subcontractors access to FME’s premises and equipment without charge for the time reasonably expectable for an appropriate performance under an Individual TSA, at least during FME’s regular business hours.

11.1.4	assist and cooperate with FDT in implementing changes or system requirements, i.e., by allowing FDT to train FME personnel.
11.1.5

be obliged to comply with the license terms of the third party licensor, if notified of such terms by FDT (for clarity: if such terms already have been provided to FME such that they can be provided to the relevant FME personnel without infringing confidentiality obligations, such terms do not need to be notified otherwise), and not use the software in violation of such license. In particular, FME shall notify FDT of any violations of such license agreement and terms defined therein.

11.1.6

allow FDT or an agent of FDT to audit whether FME’s use of the software is consistent with the rights granted to FME herein upon timely written (email sufficient) request by FDT and provided there is a legitimate interest therein and to give full co-operation to FDT or its agent carrying out such audit during FME’s regular business hours. In case of an audit by the licensor with respect to compliance of FDT with the licensing conditions, FME shall reasonably assist FDT in providing the information reasonably requested by the licensor in connection with such audit.

11.2	The Parties shall agree on the specifications of any required assistance and co-operation in connection with a Service.
12	Cooperation
12.1	The Parties shall
12.1.1	co-operate in good faith;

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12.1.2

appoint relevant key personnel with respect to the overall management of the Individual TSA and the cooperation between the Parties and shall ensure that such key personnel will only be replaced for good cause;

12.1.3	appoint responsible personnel and contact persons for the coordination and general management of the FDT IT Services under an Individual TSA;
12.1.4

inform the other Party of any circumstances that may have an impact on the provision of the services and result in a default with respect to the services as well as any actual default or remedy of defaults;

12.1.5	co-operate and provide reasonable assistance for transition and migration of the relevant services after termination of any Services or an Individual TSA.
13	Privacy Law/Safety/Compliance with GxP
13.1

FDT shall comply with the data protection, data safety and security obligations imposed on FME by the applicable laws and regulations and the provisions of the Network Security Guideline of Fresenius Medical Care AG & Co. KGaA provided to FDT by FME.

13.2

For that reason and according to requirements imposed on FME by law, regulations and safety aspects, FME has to insist on the obedience of the following terms and conditions. FDT acknowledges these terms and conditions as being mandatory for FME to comply with laws, regulations and safety aspects and for the fulfillment of FME’s business.

13.3	FDT shall be liable to FME that
13.3.1	FDT follows FME’s instructions with regard to the creation and implementation of user profiles; and
13.3.2	system architecture shall maintain the security and consistency of the data, and access by FME officers, employees and agents shall be according to the user profiles; and
13.3.3	each of FME’s employees shall have unhindered access to FME’s proprietary data unless such access is restricted by the user profile and/or FME’s other instructions; and
13.3.4	no third Party (including employees or representatives of further companies of the Fresenius SE & Co. KGaA group of companies) shall, at any time, have access to FME’s data.
13.4

FME shall be entitled to audit and/or qualify FDT with respect to the current quality management system and the quality management system envisioned to be implemented under Clause 13.5 (Privacy Law/Safety/Compliance with GxP) of this Master Schedule 4 (FDT IT Services), the internal control system prescribed by FME’s corporate governance regulations, and/or, at FME’s choice, to let have an external auditor audit and/or qualify FDT once a year, or as deemed necessary, but reasonably acceptable for FDT, in order to assure that FDT complies with its contractual obligations. Prior to such FME or third party audit, FME shall give FDT timely prior written notice and FME or third Party access shall be limited to FDT’s normal business hours.

13.5

FDT shall be obliged to maintain a quality management system meeting the requirements agreed in a separate quality assurance agreement. The quality assurance agreement shall define responsibilities, scope, regulatory requirements, validation and documentation requirements, among others.

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13.6

In general, FDT shall ensure that FME’s GxP-critical applications and data, as expressly defined by FME, are maintained and archived in a GxP-compliant way. FDT shall ensure that all FME GxP-critical systems, applications and data will be operated GxP-compliant in accordance with the specifications as set forth in the applicable Individual TSA and instructions of FME. Further requirements concerning archiving and disaster recovery as well as how FME and FDT work in GxP-critical projects shall be defined in the quality assurance agreement. For clarity: FME remains accountable for the GxP-critical processes.

13.7

Whenever FME shall be obligated by the applicable laws, regulations or requirements imposed on FME by the competent authorities or agencies to change, amend or modify its quality as well as corporate governance standards in order to fulfill the regulatory requirements for FME’s business, FDT shall be obligated to follow any of such FME’s requests in order to comply with any such changes, amendments or modifications. Any changes shall be made by applying the change procedures defined in the Master TSA and its schedules, as applicable.

13.8

FME’s business is strongly regulated by governmental authorities. Due to regulation changes FME may be forced to changed business processes that may also affect FDT’s duties and may require FDT to exceed any current standards, i.e., the requirements defined in the quality assurance. As far as the implementation of such changes triggers any material costs FDT shall inform FME before implementation of such changes or requirements. Both Parties shall agree in accordance with the Change procedure defined in Master Schedule 5 of the Master TSA, as applicable, on the implementation of such changes and document in writing such changes and related costs. FME shall compensate FDT for any costs related to such changes based on the related effort and expenses.

Any measures and related costs in connection with the implementation, application and maintenance of any internal control system required by FME or FME’s corporate governance regulations shall be agreed in accordance with the Change procedure defined in Master Schedule 5 of the Master TSA.

14	Rights of Use and Intellectual Property Rights
14.1

If any of the obligations set forth in this Clause 14 (Rights of Use and Intellectual Property Rights) of this Master Schedule 4 (FDT IT Services) require a Third Party Consent, Clause 5 (Third Party Suppliers) of the Master TSA shall apply.

14.2	FDT shall procure, operate and maintain any software, licenses and rights needed by FDT for the provision of the Services.
14.3

As a matter of principle, FDT shall procure and acquire licenses and rights in connection with the Services in its own name and sublicense such licenses or grant to FME the rights of use for software or other deliverables to the extent required by FME in connection with, or as a result of, the relevant Individual TSA for the use of the Services under the Individual TSA in accordance with the provisions defined in this Clause 14 (Rights of Use and Intellectual Property Rights) of this Master Schedule 4 (FDT IT Services), unless otherwise agreed in an Individual TSA.

14.4

Any rights granted by FDT to FME under this Agreement shall not entitle FME, without FDT’s prior consent, to modify, decompile, translate, decrypt, decompose, or copy the deliverable, unless otherwise expressly agreed herein.

14.5	With respect to third party standard software or FDT’s own software, not specifically and exclusively developed for FME, which is used by FDT to provide the Services (“Standard

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Software”), FDT shall grant FME the non-exclusive, non-transferable right to use during the Service Term, without limitation to scope or place subject to the terms of the relevant Individual TSA. The scope of the right of use of FME shall be in accordance with the license and right of use granted by the third party licensor to FDT. FDT shall ensure that it will obtain all required rights and licenses to sub-license or transfer the license to FME for the required purposes, and shall notify the license terms to FME in case FME needs to comply with any obligations or limitations to the scope of the right (for clarity: if such terms already have been provided to FME such that they can be provided to the relevant FME personnel without infringing confidentiality obligations, such terms do not need to be notified otherwise).

14.6

To the extent that any rights derive from software or other deliverables expressly developed for and on behalf of FME by FDT, including new developments of interfaces, platforms, changes, etc., provided that FDT has not used any proprietary software of FDT or any third party, any intellectual property rights shall vest in FME and FME shall be the owner of any intellectual property rights in connection with such deliverable. FME grants to FDT the non-exclusive, transferable right to use, to copy, to revise and to decompile the deliverables without limitation in time, scope or place subject to the terms of the Individual TSA. The right to use is limited to the purposes described in the Individual TSA applicable to the relevant deliverable. The right to copy, revise and decompile the deliverable shall be limited, however, to the maintenance or reinstatement of the agreed functionality of the deliverable.

14.7

As far as FDT develops any deliverable only partly for and on behalf of FME or FME only partly reimburses the costs associated with a deliverable, FDT and FME shall be co-owners of such deliverable in the proportion of the relevant contribution to the development of the deliverable. FME shall have the non-exclusive, transferable right to use the deliverable for the purpose of an Individual TSA. FDT shall have the non-exclusive, transferable right to use, to copy, to revise and to decompile the deliverables without limitation in time, scope or place subject to the terms of the Individual TSA. The right to use is limited to the purposes described in the Individual TSA applicable to the relevant deliverable. The right to copy, revise and decompile the deliverable shall be limited, however, to the maintenance or reinstatement of the agreed functionality of the deliverable. FDT shall have the right to sublicense such rights to affiliated companies and to provide maintenance, update and upgrade services with respect to the deliverables to such affiliated companies as agreed between the Parties in an Individual TSA.

14.8

In case of developments, updates, upgrades and changes to Standard Software or FDT’s proprietary software, provided that such updates and upgrades are not available on the market, including customizing and adjustments to general structures, systems, configurations, scripts and other customizing, FDT shall grant FME the non-exclusive, transferable right for the term of the relevant Individual TSA to use the developments in connection with the basis software without additional charges.

14.9

Own developments of FDT shall be solely in the property of FDT. Any rights of use of FME shall be granted in accordance with Clause 14.5 (Rights of Use and Intellectual Property Rights) of this Master Schedule 4 (FDT IT Services).

14.10

As far as FME has acquired licenses or rights in connection with a Service from a third party, that are required for the use of the Services, or FME is obliged in connection with a Service to provide standard software or other individual software developed for FME, FME shall use all reasonable endeavours to grant to FDT the non-exclusive, non-transferable right to use the software or deliverables for the purposes and as far as necessary for the provision of the Services to FME under the Individual TSA. As far as necessary for the provision of the

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Services FME shall also use all reasonable endeavours to grant FDT the right to copy, revise and decompile the software, whereas such right shall be limited to the maintenance or reinstatement of the agreed functionality of the software. The Parties shall agree on the specific rights in the relevant Individual TSA. The scope of the right of use of FDT shall be in accordance with the license and right of use granted by the third party licensor to FME. FME shall be obliged to use all reasonable endeavours to ensure that any relevant license permits FDT’s use of any licensed rights granted hereunder to FDT for the required purpose and FME shall inform FDT of any license terms applicable. FDT shall be obliged to comply with the license terms of the third party licensor and not use or revise the software in violation of such license. In particular, FDT shall notify FME of any violations of such license agreement and terms defined therein.

14.11

Where FME has acquired a license or right in connection with a Service from a third party, that are required for the use of the Services, or FME is obliged in connection with a Service to provide standard software or other individual software developed for FME and FME fails to grant a right to FDT in accordance with Clause 14.10 (Rights of Use and Intellectual Property Rights) of this Master Schedule 4 (FDT IT Services), FDT shall not be obliged to provide the relevant Services.

15	Defects and Warranty
15.1

FDT shall render its Services in accordance with the service levels defined, if any, or any specifications defined in the relevant Individual TSA and the Services shall be free of defects of priority 1, 2 and 3. Services rendered by FDT or its subcontractors not complying with the aforementioned standards shall be deemed “Defects”.

15.2

In the event of Defects of an agreed product or works that shall be supplied, FME’s claims shall expire twenty-four months after delivery of the respective product or works. FME shall notify FDT of any Defects immediately upon delivery, or in case of hidden Non-Conformities upon discovery, at the latest within 10 business days.

15.3

FDT shall have opportunity to cure all Defects at no additional charge and within reasonable time. FDT may choose to remedy by repair or redelivery within its discretion. FDT shall have two attempts to remedy a Defects. If FDT fails to cure before an appropriate deadline set by FME expires FME may appropriately reduce the price. If said Defect that has not been remedied by FDT does not affect economically reasonable uses of the remaining parts of services or goods which FDT has delivered or shall deliver and FME makes such use thereof, FME’s rights shall be limited to the defect service or part of FDT’s performance. Save for the provisions in Clause 9 (Term and Termination) of the Master TSA as incorporated into Individual TSA FME shall have no right to terminate the relevant Individual TSA due to a Defect.

15.4

Unless otherwise agreed between the Parties in this Clause 15 (Defects and Warranty) of this Master Schedule 4 (FDT IT Services) any Defects shall be regulated by the relevant warranty provisions defined by statutory law, as applicable to the Service.

16	Liability
16.1

Either Party shall be liable without limitation for all damages caused by intent or gross negligence of the Party or its vicarious agents as well as Defects fraudulently concealed and all mandatory statutory liability.

16.2	Parties shall be liable for all personal injuries up to an amount of Euro 500,000 (five hundred thousand Euros) for each incident, in a total for all such damages up to an amount of Euro

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5,000,000 (five million Euros), provided that such liability is not covered by Clause 16.1 (Liability) of this Master Schedule 4 (FDT IT Services). For all other civil liability arising out of slight negligence by the Parties and their relevant vicarious agents not covered by Clause 16.1 or 16.2(Liability) of this Master Schedule 4 (FDT IT Services) the following applies:

16.2.1

for all damages to material objects (Eigentumsverletzungen) in the property of or leased by FME which are caused as a direct consequence of the services performed under the Individual TSA, such as but not limited to excess of voltage, damages to hard- and software due to services rendered under the Individual TSA the injured Party may recover the amount necessary for repair or for compensation of such damages up to an amount of Euro 2,000,000 (two million Euro) for each incident.

16.2.2

For all damages caused by negligent breach of contract, such as but not limited to system break-downs and which FME has to incur in accordance with claims of third contractors which cannot be solved amicably, FME is to be held harmless by FDT by a calendar-year compensation cap up to 15% (fifteen percent) of the contractual value of the respective Individual TSA reduced by the penalty, if any, as defined in the respective Individual TSA. FDT shall be informed about the facts underlying such case in a maximum transparent manner. FME shall use best efforts to defend such cases.

16.2.3	No Party shall be liable for lost profits, potential savings, consequential or indirect damages.
16.3

Should FDT be held liable for a breach of contract or other liability, FME’s contributory fault shall be reasonably considered. FDT shall not be liable for damages caused by instructions, information, documents, materials, or contributions or support provided by FME to FDT.

16.4

FDT shall in no instance be liable for deficiencies of software, assistance or other appliances that FME has ordered from third parties or that FME has provided. FDT shall support FME by problem solving with best effort against compensation, if not agreed otherwise within the specific Individual TSA. FDT shall in no event be liable under this Clause 16 (Liability) of this Master Schedule 4 (FDT IT Services) if FME (without FDT’s written approval) or a third party has modified Services delivered by FDT, FME has used the Service in breach of the Individual TSA (handling error), FME has not provided its cooperation obligations in a proper or timely manner, the Defect arises from instructions of FME provided that FDT has notified FME of the associated risks that lead to the Defect.

16.5

In the event that FDT retained a subcontractor upon FME’s sole and specific request to use such subcontractor, FDT hereby assigns all its claims and rights vis-á-vis such subcontractor under the relevant contract with the subcontractor to FME. To the extent of such assignment, FME’s claim against FDT shall be fulfilled and FDT shall not be liable for any damages, losses or claims of FME or any third party resulting from the services of such subcontractor. FME authorizes FDT to make any claims and enforce any claims against such subcontractor. FDT shall reasonably enforce any claims out of or in courts and FME will assist FDT in any actions. FDT shall in any event consult and coordinate any actions with FME and follow instructions of FME in connection with the enforcement of a claim. The aforementioned shall also apply in case FDT has integrated or used a certain product or software or procured such product or software from a designated subcontractor upon FME’s request.

16.6	FDT shall be responsible for the services and contractual deliverables rendered by its own subcontractors to the same extent FDT itself is liable for the Services. Contractual partner

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of subcontractors shall solely be FDT and the scope of services to be rendered by FDT to FME shall not be affected by the use of subcontractors.

16.7

The aforementioned provisions shall apply to the personal liability of all statutory representatives, senior management, agents, subcontractors and employees as far as these qualify as vicarious agents of the relevant Party.

16.8

FDT shall be excused from performance of its obligations and the Services under an Individual TSA affected and shall not be held liable for any losses, damages or delays, including consequential damages, resulting from any event or cause beyond its reasonable control, including earthquake, fire, flood, explosion, war, embargo, transportation shortage or delay, breakage of machinery or electric power outage.

17	Penalties

The sum of any penalties accrued under the Individual TSA for the period of one year shall not exceed 5% (five percent) of the total remuneration under the Individual TSA, excluding remuneration for Projects, for the previous year. For the purposes of this Clause 17 (Penalty) of this Master Schedule 4 (FDT IT Services) the yearly remuneration and sum of penalties shall not be calculated on the basis of the calendar year but on a rolling basis, i.e., the twelve (12) months prior to the event triggering the penalty.

18	Effect of Termination/Expiration
18.1

FDT shall grant to FME upon termination/expiration of this Individual TSA for the use of all intellectual property rights owned by FDT at the time of termination/expiration of this Individual TSA, with respect to FDT’s own developments, including modifications, add-ons, developments, required to operate and run the system governed by and arising out of the Individual TSA. Such license shall be non-exclusive, unlimited, unrestricted and shall include the right to transfer the license and grant sublicenses within FME Group including the right of FME and the relevant FME Group companies to grant sublicenses to re-outsourcers for the purposes of providing services to FME Group, however, the right of such re-outsourcers to grant further sublicenses shall not be included. Such license shall be granted without additional charge and shall enable FME for further development for internal purposes.

18.2

If and to the extent FME has not acquired unrestricted rights to use any deliverables developed by FDT wholly or only partly for or on behalf of FME prior to the Conversion Effective Date or during the term of an Individual TSA, including, without limitation, any proprietary software or materials of FDT or any third party, upon request by FME, FDT and FME shall negotiate in good faith the granting by FDT to FME of a worldwide, perpetual, royalty-free, irrevocable, non-exclusive, transferable and sub-licensable licence to use the relevant software or materials without restriction solely in conjunction with such deliverables, subject to obtaining the relevant Third Party Consents in case of third party software or materials.

18.3

Unless agreed otherwise, upon termination of an Individual TSA, neither tangible nor intangible assets shall be transferred from FDT to FME and neither claim for such transfer shall vest in FME except for those where FME is the owner of such tangible or intangible assets. Additionally, FME shall in no event actively pursue employment of employees of FDT during the term of the relevant Individual TSA for FDT IT Service and for the period of two (2) years thereafter.

18.4	The following provisions shall survive a termination of an Individual TSA under which FDT IT Services are provided and shall remain in effect upon a termination for a period of at least

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five years or applicable storage and documentation obligations, whichever is longer: Clauses 13 (Privacy Law/Safety/Compliance with GxP), 16(Liability), 18(Effect of Termination/Expiration) of this Master Schedule 4 (FDT IT Services).

Part C – Master Service Description

19	Risk Management

FDT performs risk management with the aim to identify the GMP-critical processes for a prospective validation of the business processes based on the process description and other related documentation. The risk analysis will be executed and documented. Furthermore, the risk management is one of the core elements within FDT’s quality management system.

20	IT Service Management
20.1	General

FDT shall establish and maintain a Service management for FDT IT Services which orientates on the good practices collected in the IT Infrastructure Library (currently version V4). The objective of FDT’s IT Service management is to ensure that their FDT IT Services provide best possible support for FME’s business. The established Service management processes include but are not limited to:

20.1.1	FDT’s Service management processes with interface to FME
(i)	Service Level Management
(ii)	Incident Management
(iii)	Technical Change Management
(iv)	IT Service Continuity Management
(v)	IT Security Management
(vi)	Service Catalogue Management
20.1.2	FDT’s internal Service management processes

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(i)	Availability Management
(ii)	Event Management
(iii)	Financial Management
(iv)	Knowledge Management
(v)	Problem Management
(vi)	Release & Deployment Management
(vii)	Request Fulfilment.
20.1.3

This Master Service Description focuses on the above mentioned Service management processes with interface to FME and does not describe FDT’s internal processes implemented to ensure that the Service provision meets the agreed Service Levels.

20.2	Incident Management
20.2.1

FDT provides FME with a Incident Management for FDT IT Services. The aim of this Incident Management is to resolve any Incidents causing an interruption of Service provided by FDT to FME in the quickest and most effective way possible. This includes also monitoring the effectiveness and efficiency of the IT support. FME can trigger the Incident Management process via user calls or mails to the Service Desk as described in Clause 20.2.3 (Incident Management) of this Master Schedule 4 (FDT IT Services). Furthermore, FDT performs an Event Management in order to proactively avoid any Incidents. Therefore, Incidents can be triggered by system monitoring or information from FDT staff as well.

20.2.2	For Non-SAP IT Services (including Service Desk), FDT will provide the Incident Management and Event Management until the completion of the FME IT Carve-Out Project.
20.2.3	The Incident Management performed by FDT comprises:
(i)	registration of Incidents,
(ii)	prioritization of Incidents,
(iii)	direct resolution of Incidents (First Level Support),
(iv)	resolution of complex Incidents (Second & Third Level Support),
(v)	closure of Incidents and analysis of Incidents,
(vi)	performance of Incident Management reporting,
(vii)	monitoring and escalation of Incidents,
(viii)	proactive information of the users,
(ix)	maintenance of the Support Knowledge Base.
20.2.4	Ticket Lifecycle

FDT shall ensure that every Incident is inserted in the Service Desk’s ticketing system and the information received is registered, such as name of the FME user, date and time of registration, short text and description, category of request, priority,

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etc. If the Incident can be resolved immediately by the Service Desk (First Level Support), the ticket will be closed. If not, the ticket will be prioritized and then passed to the appropriate department (Second Level Support, Third Level Support, third party suppliers). A reminder function is active for the Service Desk, so the state of the ticket will be requested, if not solved/closed after the appropriate period. The Service Desk is responsible for the coordination of all Incidents up to a final closure of the tickets. FDT shall notify the requesting FME employee after an Incident has been closed.

20.2.5	Support Channels
(i)	For Non-SAP IT Services, FDT will provide Services pursuant to this Clause 20.2.5 (Support Channels) of this Master Schedule 4 (FDT IT Services) until the completion of the FME IT Carve-Out Project.
(ii)

FDT provides FME with a central and regional support concept that considers the local conditions and/or specific requirements as described in the Service Catalogue. This Clause 20.2.5 (Support Channels) of this Master Schedule 4 (FDT IT Services) is a summary of the available support channels. [The FDT Intranet] contains information regarding the Service Desks which enables the user to choose the correct support channel. In general, the Service Desk(s) can be contacted by FME via Service Portal, e-mail or phone.

(iii)	FDT’s support concept differentiates the Global IT Desk and the regional Service Desks.
(iv)

Outside the regular Service times FDT provides an Emergency Support Service in order to support business critical IT Systems and their supportive infrastructure. Furthermore, FDT provides FME with Onsite Support such as providing IMAC Services (IMAC = install, move, add, change) which comprise the setup, disassembly and move of FDT’s Services as well as the elimination of interferences and changes to the FME user’s IT equipment.

(v)	Global IT Service Desk
(a)

Through the service component “Global IT Service Desk” FDT provides the Customer with a support concept covering all time zones worldwide up to a 24/7 availability (“GSD Service Time”). In focus of the “Global IT Service Desk” are the reception and handling of Incidents and Standard Requests from the Customer for globally provided Services.

(b)	The FDT Global IT Service Desk enables the continuous processing of tickets across all time zones and thus ensures an efficient incident management including optimized response times.

Tickets are received and processed in English 24/7 and other languages specifically agreed during agreed business hours (in each case as set forth in the relevant Service Description). A global Incident management process ensures a continuous reception and processing of Incidents.

(vi)	Regional Service Desks

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(a)

FDT provides a decentralized support concept which is depending on specific business requirements including but not limited to language. In focus of the Regional IT Service Desk are the reception and handling of Incidents and Standard Requests for locally provided services.

(b)	The submission of Incidents is possible via the support channels phone and email. The FDT Regional IT Service Desk enables the processing of tickets during local time zones.
(c)	Tickets are received and processed in agreed languages and during agreed business hours. A global Incident management process ensures a continuous reception and processing of Incidents.
(vii)	Service Specific Support

FDT provides Service Specific Support concept which is depending on specific business requirements. In focus of the Service Specific Support are Customer Key Users and Customer Second Level Support who need to escalate prequalified Incidents and Standard Requests to FDT Service Experts during agreed contact channels and business hours.

20.3	Technical Change Management

FDT performs a Technical Change management with the aim to ensure the adherence to internal and external guidelines regarding the operation of Systems and applications. Thereby the Technical Change Management enables FDT to maintain a validated status of the Systems and applications and ensures the consistence of FME requirements and available functionalities. FDT’s Technical Change Management has additionally the objectives to reduce the number of Incidents and to increase the stability of the IT environment.

In general, the Technical Change management process is triggered by Incidents, Problems, requests, ideas or during Projects. The initiation of the Technical Change management process is always a request for change (“RfC”) which runs through a two-tier procedure based on permission and approval, involving test contribution and explicit customer approvals.

The permission of RfCs requires a description of the change, its organizational and technical classification and the agreement of actions and documentation requirements necessary for an RfC-approval and following go-live.

The RfC-approval, which is the second step in the two-tier procedure, ensures the adherence to the agreed actions and documentation requirements before a go-live can take place.

Thereby FDT’s Technical Change management process ensures that legal requirements are fulfilled and that changes affecting configuration items within the productive environment are traceable, documented, coordinated and planned.

20.4	IT Service Continuity Management
20.4.1

As agreed in the respective Individual TSAs, FDT performs IT Service Continuity Management for FDT IT Services to enable FME’s business continuity with a defined minimum Service provision in case of a disaster.

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20.4.2

FDT shall in accordance with its policies on Business Continuity Management and IT Disaster Recovery have in place, test, maintain and comply with a business continuity and disaster recovery plan in respect of the Services provided to FME hereunder.

20.5	IT Security Management
20.5.1

FDT performs IT Security Management for FDT IT Services on behalf of FME in order to enable and maintain a secure IT environment. In general, both Parties maintain an IT security framework. FDT implements the defined technical security measures on behalf of FME and assures Service delivery in line with FME’s IT security guidelines. IT security processes are performed by FDT in the areas where FDT is providing FDT IT Services.

20.5.2

This includes but is not limited to antivirus and data encryption. FDT IT Security Management covers all Systems and Services provided by FDT if not otherwise agreed between the Parties in an Individual TSA.

20.5.3	The collaboration of FDT and FME related to IT Security Management happens as follow:

Operational level: FDT provides security support for FME through the proactive analysis and management of security advisories. A security advisory is a notification about a potential or existing security gap which is currently provided to FDT by third-party. These security advisories are monitored and categorized on a regular basis and if necessary appropriate actions are performed in order to maintain a secure IT environment for FME. FDT’s Service Desk involves the respective technical support teams as necessary in case of Incidents until the completion of the Migration of the Service Desk.

20.6	Service Catalogue Management

The Service Catalog for Standard Services is contained in the respective Schedule 2 of each of the Individual TSAs. FME can order Services from the Service Catalogue via Standard Service Requests as described in Clause 21 (Standard Service Requests) of this Master Schedule 4 (FDT IT Services).

21	Standard Service Requests
21.1

Standard Service Requests shall cover recurring customer requests in order to reach the Parties’ mutual target to save fulfillment time and costs. FME users may request Standard Services via the FDT intranet based on FDT’s general Service Catalogue.

21.2

Standard Service request process via FDT intranet will be available until the completion of the FME IT Carve-out Project. The standard service request process for the time after the completion of the FME IT Carve-Out Project will be agreed by the Parties within the FME IT Carve-Out Project.

21.3

Under the Individual TSA FME and FDT agree on a certain level of Service provisioning based on this Service Catalogue, called Standard Service Agreement. The Master Service Description applies for all Services listed in the Service Catalogue.

21.4	The FDT Service Catalogue consists of two parts:

21.4.1(i)Standard Services, which are described in a clear and comprehensive language, free from IT-specific terminology whenever possible.

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21.4.2(ii)Service Component Descriptions, which provide information concerning in-scope and out-of-scope activities, availability of the Service, the order process, and optionally selectable service features.

22	Individual Service Requests
22.1

Individual Service Requests shall be placed if FME has a demand which is not (yet) covered via Standard Services in the Service Catalogue. This can include the establishment of new Services, Service Changes, feasibility studies, concepts or other Projects.

22.2

Any FME employee is enabled and allowed to place an IT request with respect to the local guidelines defined by FME. Whenever FME plans to involve IT resources or spend IT budget and order FDT, a request in FME’s demand management tool has to be placed which ensures that the FME approval process is adhered to.

22.3	The order process contains the following steps:
22.3.1	Request for Quotation (RFQ): FME describes the request from business perspective and transfers it to FDT. FDT provides FME an offer covering the demand described in the RFQ.
22.3.2	Approval Process: All FME Project and change requests run through the FME approval process.
22.3.3	Order Process: With successful completion of the approval process the order is officially placed to FDT and the related fulfilment processes to the request are triggered.
22.4	No work shall be performed by FDT without an officially placed order by FME. FDT is not allowed to accept any request by FME which is not submitted via the procedure mentioned above.
22.5

The responsibility for the customizing and the development of applications shall solely be assigned to FDT and such Services shall be handled in a separate Project to be agreed between the Parties according to the regulations outlined in the GA and this MSD. Both the above mentioned written offer by FDT detailing the specification of the Individual Service Request and the price of Services to be rendered by FDT thereunder and an order confirmation by FME lead to a Change of the relevant Individual TSA if mutually agreed between the Parties.

23	Projects

This Clause 23 (Projects) of this Master Schedule 4 (FDT IT Services) shall govern all Projects which have been mutually agreed between FME and FDT and are not superseded by stipulations set forth in the Change mutually agreed for specific Projects.

23.1	Project Management Method

The procedure for executing Projects is described in the FDT Project Management Manual (PM@FNC). PM@FNC is aligned with the V-Model for Software Development & Implementation.

The project management activities performed by the defined project team during a Project shall cover:

●	roles & responsibilities

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●	project plan
●	risk management
●	quality management
●	escalation & issue management
●	communication & stakeholder management
●	standard reporting.

Each Project shall be divided in the following phases:

23.1.1	Project Definition

The goal of this first phase of the project management lifecycle is to provide all necessary information for the approval of the Project.

23.1.2	Project Planning

The goal of this phase is to establish solid foundation for the Project enabling the management to understand the work that needs to be done to deliver the Service before the implementation of the Project is approved.

23.1.3	Project Execution

In this phase the defined requirements are realized.

23.1.4	Project Closure

During this phase the official closure of the Project is performed and finally documented.

23.2	Project Changes
23.2.1

FME reserves the right to demand from FDT, at any time during the performance of an individual Project, to carry out changes in such individual Project including alterations, modifications in the type or extent of the individual Project being an amendment, omission or addition, increase or decrease in its quantity, acceleration etc. whichever FME in its sole discretion considers necessary or desirable. FDT shall be obligated to carry out such changes, if the demanded change (i) can be implemented by FDT without undue efforts, (ii) is reasonably required by FME, (iii) does not have an adverse impact on the performance of the individual Project by FDT or the performance of projects by FDT for the remainder of FSE Group and (iv) unless such impact or effect is only immaterial, does not otherwise have an adverse effect on FDT.

23.2.2

During the performance of the individual Project FDT may propose in writing to FME any changes that FDT considers necessary and/or desirable in order to effect cost savings and/or improve the quality, efficiency of the individual Project and/or otherwise to the benefit of FME. FME shall be entitled, at its sole discretion, to approve or reject any changes proposed by FDT.

23.2.3

FDT shall submit to FME for its proper evaluation a written summary of such changes requested and/or proposed such as but not limited to indicating the time required for carrying out the change and any effect on the schedule, as well as the costs associated therewith.

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23.2.4	If FME desires to accept such change the Parties shall add such corresponding changes to the scope of Services, the schedule, and the agreed costs as reduced into writing by the project managers.
23.3	Responsibilities within an Individual Project

The following general responsibilities apply to all Projects in addition to the responsibilities set forth in this Master Schedule 4 (FDT IT Services).

23.3.1	FDT’s Responsibilities and Services
(i)	A removal of FDT employees from the project team within an ongoing Project needs to be discussed with FME in advance.
(ii)	If FDT removes project members from the project team, FDT is obliged to replace the resource with internal or external resources with the same skill level.
(iii)

As far as no fixed payment terms have been agreed upon between the Parties, services rendered by FDT shall be payable only upon sufficient proof such as a detailed report of performed activities which shall be made available to FME with each monthly invoice. Detailed regulations shall be agreed upon between the Parties and shall then be part of the Change mutually agreed.

(iv)

The individual Project has to be fulfilled by FDT according to the FDT project guidelines and regulations of FDT and FME. In case of conflicts between such guidelines and regulations, the project managers of both, FME and FDT, shall undertake to find a compromise. If such conflict persists the issue shall be submitted to the Project Leading Committee and, if the conflict cannot be settled, further escalated in accordance with the Governance and Dispute Resolution provisions set forth in the Master TSA.

(v)	Responsibilities of FDT and third parties, if any, shall be agreed upon by the Parties in greater detail in each Change mutually agreed and shall be binding with respect to the individual Project.
23.3.2	FME Responsibilities and Services
(i)	A removal of FME employees from the project team within an ongoing project needs to be discussed with FDT in advance.
(ii)

If FME removes project members from the project team, FME is obliged to replace the resource with internal or external resources with the same skill level. Any additional costs caused by the replacement will be covered by FME, unless it has been agreed between the two Parties.

(iii)	For each individual Project one responsible FME project manager has to be assigned by FME.
(iv)	Responsibilities of FME shall be agreed upon by the Parties in greater detail in each Change mutually agreed and shall be binding with respect to the individual Project.
23.4	Project and Service Approval

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23.4.1

This Clause 23.4 (Project and Service Approval) of this Master Schedule 4 (FDT IT Services) shall apply where deliverables are defined under project agreements pursuant to Clause 23 (Projects) of this Master Schedule 4 (FDT IT Services).

23.4.2

FDT shall inform FME of the readiness for testing and Acceptance upon completion of the Project. Where the Parties have agreed on certain delivery dates for the deliverable under the Project, FDT shall inform FME of the readiness for testing and Acceptance 15 days prior to the delivery date.

23.4.3

Within a period of 10 days after receipt of the notification FDT and FME shall carry out an acceptance test and review in accordance with the acceptance and test plan agreed for the relevant deliverable or as appropriate for the Acceptance of the deliverable.

23.4.4

Defects ascertained during the acceptance testing and review shall be documented by FME and reported to FDT without undue delay. FDT shall subsequently remedy these Defects in accordance with the priorities and categories defined below.

23.4.5	Defects determined in the performance or part performance under review shall be divided into the following error categories:
23.4.6

Category 1: As a result of the error, the System as a whole or the part of the System under review cannot be used. If the effect of simultaneous existence of Defects in category 2 and category 3 is equivalent to that of a category 1 Defect, such simultaneous Defects shall constitute a category 1 Defect.

23.4.7

Category 2: The error causes substantial restrictions in the use of important functions, which cannot be circumvented by suitable measures for a reasonable time from FME’s point of view. If the effect of simultaneous existence of Defects in category 3 is equivalent to that of a category 2 Defect, such simultaneous Defects shall constitute a category 2 Defect.

23.4.8	Category 3: All other errors.
23.4.9

The Parties shall agree on the classification of a Defect to a category. If this cannot be achieved within undue delay after identification of such Defect, the matter shall be resolved through the dispute resolution process pursuant to Clause 5.4 (Dispute resolution for FDT IT Services) of this Master Schedule 4 (FDT IT Services).

23.4.10

FME shall only be entitled to refuse its Acceptance as a result of Defects in the categories 1 and 2. Category 3 Defects shall not prevent the Acceptance of the performance but shall be remedied as part of the rights in case of Defects. Such Defects shall be recorded as Defects in the written acceptance declaration. Following remedy of the Defects relevant for Acceptance, the Parties shall without undue delay repeat the acceptance testing. If Defects are still discovered during the testing, FDT shall undertake further remedial work to correct such Defects. Where, after the third acceptance testing Defects are still discovered relevant for Acceptance, the Parties may agree and declare the remedy as failed and FME shall be entitled to either require FDT to provide at no extra charge such replacement or additional services as will enable such deliverable to pass the acceptance testing within a reasonable time or accept such deliverable with a reasonable abatement of charges for such deliverable.

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After the acceptance review has been successfully completed, FME must declare its Acceptance without undue delay, to be made in writing if requested by FDT. If FME does not declare its Acceptance within a period of 25 business days upon completion of the acceptance review, FDT shall be entitled to request Acceptance from FME within an additional period of 8 business days. The deliverable shall be deemed accepted upon expiry of such period unless FME notifies FDT of any material Defects of categories 1 or 2 in the deliverable and rejects Acceptance within such period.

23.4.11	Acceptance of a final deliverable will be deemed Acceptance of parts included and incorporated into the final deliverable.
23.4.12	If there can be no Acceptance because of the nature of the services rendered under the Project, then the provision and delivery of the services shall replace such Acceptance.
23.4.13

Where a Service qualifies as a works result or FDT is obliged to provide a deliverable, Acceptance shall be required in accordance with the acceptance testing and review procedure set forth in this Clause 23.4 (Projects and Service Approval) of this Master Schedule 4 (FDT IT Services).

23.5	General Terms for Project Pricing

The Parties agree to the following terms, unless different conditions have been defined in the respective Change mutually agreed:

23.5.1	In general Projects are offered by FDT on time & material basis.
23.5.2	The prices per person day are applied as specified in the Price List in and outside of regular business hours.
23.5.3	Any additional costs for external resources need to be negotiated between FDT and FME in the Change mutually agreed.
23.5.4	If the Services rendered by FDT or, as far as applicable by subcontractors on behalf of FDT, do not require full Person Days, such Services shall be reimbursed by FME pro rata temporis.
23.5.5

All expenditures (e.g., travel expenses, travel time, out-of-pocket expenses) which will be charged to FME by FDT have to be documented and to be acknowledged by FME in advance, unless otherwise agreed within the respective Change mutually agreed.

23.6	Advanced Termination of Projects

FME may, at any time and at its sole discretion, terminate individual Projects by giving FDT written notice thereof. In such event the Service Recipient shall be liable for any Stranded Costs. Except for Stranded Costs, no additional payment obligations or compensation of whatsoever nature shall vest in FME with respect to the terminated Change mutually agreed.

24	Continual Service Improvement
24.1	Continuous Improvement Process (CIP)

FDT’s quality management comprises a continuous improvement process (“CIP”). CIP is an instrument used for process optimization to continuously check FDT’s quality management system for its effectiveness and to update it at regular intervals. The following two basic

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approaches are used for the continuous improvement of the quality management system, the processes as well as Services:

24.1.1	Deming Cycle approach - Plan - Do - Check - Act (PDCA)
24.1.2	QM documentation.
25	Service Accounting & Charging

Subject to Clause 6.3 (Pricing principles and price adjustment) of this Master Schedule 4 (FDT IT Services), the following provisions shall apply to FDT IT Services:

25.1	Price Model
25.1.1

Unless otherwise agreed in Clause 23.5 (General Terms for Project Pricing) of this Master Schedule 4 (FDT IT Services) the Parties agree upon monthly payment for the Services rendered by FDT under the Individual TSA. The price model is based on unit prices and the actual quantity ordered and received by FME.

25.1.2	This price model defines charging criteria for each Service depending on utilization (such as number of end devices for a defined category, number of mailboxes, file space used, etc.).
25.1.3	The price model is based on:
(i)	Prices for Standard Services according to Price List
(ii)	Prices for Individual Services as agreed between the Parties in the Change mutually agreed
25.1.4	Optional Services can be charged based on daily rates according to skill level or special conditions (monthly fixed prices).
25.2	Price Setting for Standard Services
25.2.1	Each Service has a specific material number. The unit price per Service and the related material number for a Service are named in the Price List.
25.2.2

For charging the IT Standard Services, each entity and unit of FME will be defined as Customer in FDT’s invoicing system. A Customer may involve several internal FME cost centers, but FDT will only charge to a single clearing cost center to be provided by the Customer. FME shall be solely responsible for the allocation of the users / Services to the individual internal FME cost centers.

25.2.3	The particular Services will be captured and administered in sub systems containing data relevant for the invoicing process. These sub systems will be summarized monthly in one FDT invoice.
25.3	Planned Time Schedule Invoicing
From 12th to 17th day of the month:	Accumulation of invoicing data
From 17th – 19th day of the month:	Inspection of invoicing data
From 20th to 23rd day of the month:	Generation of invoices followed by dispatch
From 23rd day of the month:	Data import into Business Warehouse (P92/Portal)

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25.3.1	If the above-mentioned dates do not occur on a weekend or public holiday, the above mentioned time schedule should be observed.
25.3.2

In December, the dates will vary well-planned from the above mentioned time schedule as charging has to be carried out one week in advance due to year-end closing activities of the businesses in Germany and abroad. Hence in December, three weeks of Services will be charged and five weeks the following January correspondingly. This mainly concerns Services depending on volume such as SAP usage, telephone charge units and Internet volume.

25.3.3

Due to the time schedule, changes (cancellations and transfer registrations) of names, cost centers or Services can only be considered until the 14th day of a current month within an invoicing cycle. Changes received later will be processed during the following billing process.

25.4	Service Volume
25.4.1

In the course of the yearly budget processes (Group regulation) the Customers are provided with the current data in due time (end of June / beginning of July) adjusted to the known volume variations as expectation values for the following year.

25.4.2	The actual volumes per Customer are determined on a monthly basis and transferred to the charging system per Service.
25.5	Volume and Master Data Variations
25.5.1	Master data (names, cost centers and customer assignments) are maintained by FDT.
25.5.2	Changes to master data can be considered until the 14th day of a current month.
(i)	Master data for equipment (including PC back-up and Credant) can be entered by the respective user at the beginning of the month via self-service in the “inventory inquiry”.
(ii)	It is possible to make use of a registration / deregistration tool for user or Service Changes
(iii)	In case of substantial changes, it is advisable to prepare an Excel Sheet. These changes will be carried out by Commercial Business or forwarded to the respective Operation Units.
25.6	Invoice Reporting

A contact person from Commercial Business will grant the authorizations necessary to access invoice details per Customer. Sending an email request is sufficient. Data can be accessed via the SAP BI system (P92) or portal. This service is without extra charge for FME.

26	Project Demand Process and Projects

The project demand management process as agreed between the Parties prior to the Conversion Effective Date shall be continued in accordance with past practice. Ongoing FME related projects shall continue as agreed between the relevant Service Recipient and the Service Provider prior to the Conversion Effective Date.

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Part D – Quality Assurance Agreement

The “Quality Assurance Agreement to the General Agreement 2013” between FME and FDT dated 24 June 2014 is hereby incorporated herein by reference.

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Master Schedule 5

Change Procedure

1	Right to Request Changes

Within five (5) Business Days of either Party notifying the other of a proposal for a Change, the Parties shall discuss the relevant Change to agree whether they can proceed further with the proposed Change or to abandon the proposed Change.

2	Progression of Changes

If the Parties agree to proceed further with a Change according to Clause 1 (Right to Request Changes) of this Master Schedule 5 (Change Procedure) then (unless otherwise agreed by the Parties) the affected Service Provider shall prepare and submit to the Service Recipient a document which reflects the details of the Change (a “CCN”). The CCN shall be prepared within a reasonable period after the Parties agree to proceed further with that Change. If the Change affects more than one Service Provider or does not affect a Service Provider at all, the Parties shall prepare the CCN jointly.

The preparation of the CCN shall be at the cost of the Party that has proposed the Change.

3	Contents of the CCN

Each CCN must contain:

(i)	a CCN serial number;
(i)	the originator, date, reasons and full details of the relevant Change;
(ii)	any variations to Master Schedule 2 (Template Individual TSA) to be made as a result of the relevant Change;
(iii)

a timetable for implementing the relevant Change (taking into account relevant resource issues) together with an appropriate extension of time for the performance of any associated obligations and any proposals for acceptance of the relevant Change;

(iv)	the date of expiry of validity of the CCN as agreed between the Parties, which unless agreed otherwise shall be seven (7) calendar days after the date of the CCN; and
(v)	provision for signature by the Parties for acceptance or rejection of the CCN.
4	Consideration of CCN

For each CCN submitted, the Party to which it is submitted shall, within the period of validity of the CCN evaluate the CCN and, as appropriate:

(i)	accept the CCN;
(ii)	reject the CCN; or
(iii)	endeavour to reach agreement with the Party submitting the CCN on any changes needed to the CCN to make it acceptable,

provided that a Service Provider shall not be entitled to reject a CCN if the proposed Change (i) can be implemented by the Service Provider without undue efforts, (ii) is reasonably required by the Service Recipient in order to continue to operate its business on substantially the same basis as it was operated prior to the Conversion Effective Date (including any

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organic development of the business), (iii) does not have an adverse impact on the provision of the Service by the Service Provider or the provision of services similar to the Services by the Service Provider to the remainder of its Group and (iv) unless such impact or effect is only immaterial, does not otherwise have an adverse effect on the Service Provider.

5	Acceptance of CCN

If the Party to which a CCN is submitted accepts the CCN, the Parties shall, and shall procure that its relevant Group companies shall, execute it as soon as possible. When the CCN is executed by the relevant Parties, the relevant Schedules or other documents shall be taken to have been amended in accordance with the CCN. The CCN shall have no effect and neither shall a Party have the right to implement a Change nor shall a Party be under an obligation to implement a Change unless and until it is executed.

6	Other

Any discussion which may take place between the Parties in connection with a Change and before the authorisation of a resultant Change in accordance with this Master Schedule 5 (Change Procedure) shall be without prejudice to the rights of either Party

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Master Schedule 6

Envisaged Migration Steps

[In accordance with the Instructions as to Exhibits to Form 20-F, this schedule has been omitted.]

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Master Schedule 7

Migration Cost Estimates

[In accordance with the Instructions as to Exhibits to Form 20-F, this schedule has been omitted.]

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Master Schedule 8

Data Transfer Framework Agreement

[In accordance with the Instructions as to Exhibits to Form 20-F, this schedule has been omitted.]

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Master Schedule 9

[Intentionally omitted]

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Master Schedule 10

Form of Certificate of Performance

[In accordance with the Instructions as to Exhibits to Form 20-F, this schedule has been omitted.]

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Master Schedule 11

Form of Certificate of Receipt

[In accordance with the Instructions as to Exhibits to Form 20-F, this schedule has been omitted.]

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Master Schedule 12

Cost Breakdown

[In accordance with the Instructions as to Exhibits to Form 20-F, this schedule has been omitted.]

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Master Schedule 13

Internal Controls

Internal Control Requirements IT

6	FDT is committed to perform services for FME in accordance with SOX 404 internal control requirements. This encompasses the following specific requirements:
6.1

FDT agrees to maintain an effective internal control system to ensure that all services are provided in accordance with FME relevant internal control requirements. Basis for this is the already existing internal control framework that FDT applies for FME systems.

6.2	Components: The internal control systems shall encompass, but is not limited to:
6.2.1	Clearly defined roles and responsibilities (e.g. FDT needs to clearly define who is performing the respective controls) as well as working instructions (e.g. control descriptions).
6.2.2

FDT needs to document the performance of each control according to the underlying control frequency and control description and they need to clearly define the storage place of the respective control evidence.

6.2.3

FDT needs to perform periodic testing of controls (test of design and test of operating effectiveness) either own their own (according to FME requirements) or by an FME responsible who is assigned to this task.

6.2.4

FDT needs to implement immediate remediation measures in case of identified control deficiencies in order to ensure an effective risk mitigation. FME needs to be immediately informed about the control deficiencies and the intended remediation measures.

6.2.5

FDT needs to ensure that a sufficient level of internal control related training of affected staff is guaranteed in order to make sure that control requirements are fully understood (e.g. in case of a change of a control owner).

7

The design of the affected internal controls needs to be aligned between FDT and the FME internal control function (this covers the establishment of new controls as well as the change of existing controls) in order to make sure that FME internal control requirements are being adhered to. FME has a veto-right in terms of the design of the controls. The change and implementation of controls must be initiated by a change request by FME and requires agreement by the parties. FDT in any case shall inform FME about any intended internal control relevant process- or system changes applicable to the service provided in accordance with past practice.

8	FME has the right to get access to relevant internal control documentation. FDT shall provide relevant documentation upon FMEs request. This also covers audit

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rights from internal and external auditors with respect to services provided by FDT for FME.

9

In case required (initiated by a change request) and agreed between FDT and FME: FDT agrees to the provision of an ISAE 3402 Type 2 certification report (or comparable certification reports e.g. SOC1, SOC2) which FME can use for its purposes. The report must cover the entire FME financial reporting period and must be delivered not later than two calendar weeks after the end of FMEs financial reporting period.

10

In addition, FDT will assess required ISAE 3402 Type 2 certification reports (or comparable certification reports e.g. SOC1, SOC2) from third-party service providers and will provide an report/appreciations accordingly to FME. The certification reports will also be shared with FME. In case contractually or legally required (or if required via audit regulations), FME auditors have audit rights with respect to processes/systems hosted by the external service provider.

11	Special requirements for IT related controls:
11.1	FDT commits itself to perform necessary controls for all critical finance-relevant systems pre-defined by FME and FDT within FDTs service.
11.2	FDT maintains a list of finance-critical systems according to FMEs definition. This list is at least shared annually between FDT and FME and updated as needed.
11.3	FDT immediately informs FME about decisions to outsource systems which affect FME and about the planned outsourcing strategies and timelines.

Internal Control Requirements HR

12	Internal controls related to performance of processes

All processes must be designed and performed in such a way that the requirements of SOX 404 are fulfilled. The requirements of audits of consolidated financial statements (“Integrated Audit”) must also be complied with. Basis for this is the already existing internal control framework that FSE applies for FME services. In particular, the following requirements for internal controls must be observed.

12.1	Implementation

FSE agrees to implement and maintain an effective internal control system (“Internal Controls”) to ensure that all services are provided in accordance with FME relevant internal control requirements.

12.2	Components

The Internal Controls shall encompass, but not be limited to

12.2.1	Clearly defined roles and responsibilities (e.g. who is control owner).
12.2.2	Periodic reviews and audits/testing of controls.

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12.2.3	Defined requirements how control performance needs to be documented and where it must be stored.
12.2.4	Mechanisms for error detection and rectification.
12.2.5	Regular training programs for staff.
12.3	Review, Updates and Assurance

FSE shall periodically review and update the Internal Controls to ensure their effectiveness and relevance. These controls are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements.

12.4	Documentation and Access

FSE shall provide at a comprehensive overview of the Internal Controls and any relevant documentation upon FME’s request.

12.5	Breach and Rectification

In the event of any identified control deficiency, FSE shall promptly take corrective actions and notify FME of such deficiencies and the corrective measures taken.

13

The design of the affected internal controls needs to be agreed between FSE and the FME internal control function (this covers the establishment of new controls as well as the Change of existing controls) in order to make sure that FME internal control requirements are being adhered to. FME has a veto-right in terms of the design of the controls. The Change and implementation of controls must be initiated by a change request by FME and follows the Change process outlined in the Clause 4.2. of the Master TSA. FSE in any case shall inform FME about any intended internal control relevant process or system changes applicable to the service provided in accordance with past practice.

14	Audit rights and certifications
14.1	For services provided by FSE for FME, FME has a right to audit. The audit can be performed by external auditors (e.g. social security institutions) of internal auditors of FME.
14.2

FME has the right to request FSE to commission the preparation of certificates (e.g. ISAE3402 Type 2, SOC1, SOC2 or similar certificates) for the use of FME relating to internal control system (“ICS”), IT General Controls (“ITGC”) or similar. The engaging of the service provider who issues the certificates must be coordinated between FME and FSE before engaging.

14.3

FME has the right to perform both external audits (e.g. social security institutions, wage tax audits, etc.) and internal audits (e.g. for services provided by FDT (=FSE) to Capgemini) in the case of services outsourced by FSE to external third parties relating to FME´s engaged services. In such cases, FSE must work with the external service provider to ensure this is possible.

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14.4

FME is has the right, in particular in the cases of “Remediation Activities” and further investigative actions, to provide those controls performed by FSE relating with services provided to FME have “operating effectiveness deficiencies”.

15	Data

FME can request a detailed list of the data at any time (archive, migration histories, use of accounting data from the past for “restatements”, etc.).

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Master Schedule 14

Function Employees Transfer

[In accordance with the Instructions as to Exhibits to Form 20-F, this schedule has been omitted.]

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